SOS STAFFING SERVICES, INC.

                   ------------------------------------------





                                CREDIT AGREEMENT

                            dated as of July 11, 1996




                   ------------------------------------------

                            FIRST SECURITY BANK, N.A.
                                       and
                               NBD BANK, as Banks,

               FIRST SECURITY BANK, N.A., as Administrative Agent,

                                       and

                 NBD BANK, as Documentation and Collateral Agent

                                                 TABLE OF CONTENTS


Article                                                                   Page


      I.    DEFINITIONS.................................................     1

            1.1  Certain Definitions....................................     1
            1.2  Other Definitions; Rules of
                  construction..........................................     13


      II.   THE COMMITMENTS AND THE ADVANCES............................     13

            2.1  Commitment of the Banks................................     13
            2.2  Termination and Reduction of
                   Commitments..........................................     14
            2.3  Fees...................................................     14
            2.4  Disbursement of Advances...............................     15
            2.5  Conditions for First Disbursement......................     18
            2.6  Further Conditions for Disbursement....................     19
            2.7  Subsequent Elections as to Loans.......................     20
            2.8  Limitation of Requests and Elections...................     21
            2.9  Minimum Amounts; Limitation on
                   Number of Loans, Etc.................................     21
            2.10 Borrowing Base Adjustments.............................     21
            2.11 Security and Collateral................................     22


      III.  PAYMENTS AND PREPAYMENTS OF ADVANCES........................     22

            3.1  Principal Payments and Prepayments.....................     22
            3.2  Interest Payments......................................     23
            3.3  Letter of Credit Reimbursement
                   Payments.............................................     24
            3.4  Payment Method.........................................     26
            3.5  No Setoff or Deduction.................................     26
            3.6  Payment on Non-Business Day;
                   Payment Computations.................................     26
            3.7  Additional Costs.......................................     27
            3.8  Illegality and Impossibility...........................     28
            3.9  Indemnification........................................     28

      IV.   REPRESENTATIONS AND WARRANTIES..............................     29

            4.1  Corporate Existence and Power..........................     29
            4.2  Corporate Authority....................................     29
            4.3  Binding Effect.........................................     30
            4.4  Subsidiaries...........................................     30
            4.5  Litigation.............................................     30
            4.6  Financial Condition....................................     30
            4.7  Use of Advances........................................     31
            4.8  Consents, Etc..........................................     31
            4.9  Taxes..................................................     31
            4.10 Title to Properties....................................     32
            4.11 Borrowing Base.........................................     32
            4.12 ERISA..................................................     32
            4.13 Disclosure.............................................     32
            4.14 Environmental Matters..................................     33
            4.15 No Default.............................................     33


      V.    COVENANTS...................................................     33

            5.1  Affirmative Covenants..................................     33

                 (a)  Preservation of Corporate
                        Existence, Etc..................................     34
                 (b)  Compliance with Laws, Etc.........................     34
                 (b)  Maintenance of Properties;
                        Insurance.......................................     34
                 (e)  Reporting Requirements............................     34
                 (f)  Accounting; Access to
                        Records, Books, Etc.............................     36
                 (g)  Additional Security and
                        Collateral......................................     37
                 (7)      .................................Further Assurances
            5.2  Negative Covenants.....................................     37

                 (a)  Current Ratio......................................    37
                 (b)  Tangible Net Worth ................................    38
                 (c)  Total Capital Funds................................    39
                 (d)  Total Debt to EBITDA...............................    38
                 (e)  Interest Coverage Ratio............................    38

Article                                                                    Page
                 (f)  Indebtedness.......................................    38
                 (g)  Liens..............................................    39
                 (h)  Merger; Acquisitions; Etc..........................    40
                 (i)  Disposition of Assets, Etc.........................    41
                 (j)  Nature of Business.................................    41
                 (k)  Dividends and Other Restricted
                        Payments.........................................    41
                 (l)  Capital Expenditures...............................    42
                 (m)  Investment Loans and Advances......................    42
                 (n)  Transactions with Affiliates.......................    42
                 (o)  Payments and Modifications
                        of Subordinated Debt.............................    42
                 (p)  Negative Pledge Limitation.........................    42
                 (q)  Inconsistent Agreements............................    43

Article                                                                     Page




            VI.  DEFAULT . . ............................................    43

                 6.1  Events of Default..................................    43
                 6.2  Remedies...........................................    45


            VII. THE AGENTS AND THE BANKS................................    47

                 7.1  Appointment and Authorization......................    47
                 7.2  Agent and Affiliates...............................    47
                 7.3  Scope of Agent's Duties............................    47
                 7.4  Reliance by Agents.................................    47
                 7.5  Default............................................    48
                 7.6  Liability of Agents................................    48
                 7.7  Nonreliance on Agent and
                        Other Banks......................................    48
                 7.8  Indemnification....................................    49
                 7.9  Successor Agent....................................    49
                 7.10 Sharing of Payments................................    50


            VIII.GUARANTY................................................    51

                 8.1  Guarantee of Obligations...........................    51
                 8.2  Nature of Guaranty.................................    51
                 8.3  Waivers and Other Agreements.......................    51

Article                                                                    Page

                 8.4  Obligations Absolute...............................    52
                 8.5  No Investigation by Banks or Agent.................    52
                 8.6  Indemnity..........................................    53
                 8.7  Subordination, Subrogation, Etc....................    53
                 8.8  Waiver.............................................    53


            IX.  MISCELLANEOUS...........................................    54

                 9.1  Amendments, Etc....................................    54
                 9.2  Notices............................................    54
                 9.3  No Waiver By Conduct; Remedies
                        Cumulative.......................................    55
                 9.4  Reliance on and Survival of
                        Various Provisions...............................    55
                 9.5   Expenses; Indemnification.........................    55
                 9.6   Successors and Assigns............................    58
                 9.7   Counterparts......................................    61
                 9.8   Governing Law.....................................    61
                 9.9   Table of Contents and Headings....................    61
                 9.10  Construction of Certain Provisions................    62
                 9.11  Integration and Severability......................    62
                 9.12  Independence of Covenants.........................    62
                 9.13  Interest Rate Limitation..........................    62
                 9.14  Waiver of Jury Trial..............................    62


EXHIBITS


                 Exhibit A..................    Borrowing Base Certificate
                 Exhibit B..................    Note
                 Exhibit C..................    Security Agreement
                 Exhibit D..................    Disbursement of Advances
                 Exhibit E..................    Sweep Agreement
                 Exhibit F..................    Legal Opinion
                 Exhibit G..................    Compliance Certificate
                 Exhibit H..................    Subsequent Elections as to Loans
                 Exhibit I..................    Assignment and Acceptance

                                                                            Page


SCHEDULES

                 Schedule 1.1...............     Letter of Credit
                 Schedule 4.1...............     Corporate Existence & Power
                 Schedule 4.4...............     Subsidiaries
                 Schedule 4.5...............     Litigation
                 Schedule 4.6...............     Financial Condition
                 Schedule 4.12..............     ERISA
                 Schedule 4.14..............     Environmental Matters
                 Schedule 5.2(f)............     Indebtedness
                 Schedule 5.2(g)............     Liens
                 Schedule 5.2(m)............     Investments, Loans and Advances


                                       -V-

                                CREDIT AGREEMENT


                 THIS CREDIT AGREEMENT, dated as of July 11, 1996 (this "Agreement"), is by and among SOS STAFFING SERVICES, INC., a Utah corporation (the "Company"), the Guarantors named herein, the Banks set forth on the signature pages hereof (collectively, the "Banks" and individually, a "Bank"), FIRST SECURITY BANK, N.A., a national banking association, as Administrative Agent for the Banks (in such capacity, the "Administrative Agent"), and NBD BANK, a Michigan banking corporation, as Documentation and Collateral Agent for the Banks (in such capacity, the "Collateral Agent") (the Administrative Agent and Collateral Agent as sometimes collectively referred to as the "Agents").

                                  INTRODUCTION

                 The Company desires to obtain a revolving credit facility, including letters of credit, in the aggregate principal amount of $20,000,000, in order to provide funds and other financial accommodations for acquisitions, working capital and other general corporate purposes, and the Banks are willing to establish such a credit facility in favor of the Company on the terms and conditions herein set forth.

                 In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                 1.1   Certain Definitions.   As used herein the following terms
 shall have the following respective meanings:

                 "Acquisition Advance" shall mean any Advance used by the Company for the purpose of making one or more acquisitions pursuant to the terms of Section 5.2(h) and which is subject to the other terms and conditions of this Agreement.

                 "Advance" shall mean any Loan and any Letter of Credit Advance, including without limitation any Acquisition Advance.

                 "Affiliate", when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise. Unless the context otherwise requires, "Affiliate" shall mean any Affiliate of the Company.

                 "Applicable Commitment Fee" shall mean the following commitment fee based upon the ratio of Total Debt to EBITDA of the Company and its Subsidiaries on a consolidated basis, as adjusted on the first day of each fiscal quarter of the Company based upon such ratio for the four fiscal quarters immediately preceding the fiscal quarter most recently ended:

                 Total Debt to EBITDA Ratio                 Commitment Fee

               less than or  = 2.00                              .375%
             greater than or = 2.00                              . 50%


The parties to this Agreement acknowledge and agree that the Applicable Commitment Fee as of the Effective Date is .375%. Notwithstanding the foregoing, the ratio of Total Debt to EBITDA for the quarter ended March 31, 1996 shall be determined by multiplying EBITDA for the quarter ended March 31, 1996 by four; shall be determined by multiplying EBITDA for the two quarters ending June 30, 1996 by two; and shall be determined by multiplying EBITDA for the three quarters ending September 30, 1996 by one and one-third.

                 "Applicable Eurodollar Rate Margin" shall mean the following margin based upon the ratio of Total Debt to EBITDA of the Company and its Subsidiaries on a consolidated basis, as adjusted on the first day of each fiscal quarter of the Company based upon such ratio for the four fiscal quarters immediately preceding the fiscal quarter most recently ended.

                                                            Eurodollar
                 Total Debt to EBITDA Ratio                 Rate Margin

                      less than or = 1.50                      1.75%
less than or = 1.75 but greater than 1.50                      2.00%
less than or = 2.00 but greater than 1.75                      2.25%
less than or = 3.00 but greater than 2.00                      3.00%

The Eurodollar Rate shall not be adjusted pursuant to the Applicable Eurodollar Rate Margin for any outstanding Eurodollar Rate Loan until after the end of the Interest Period for such Eurodollar Rate Loan. The parties to this Agreement acknowledge and agree that the applicable Eurodollar Rate Margin as of the Effective Date is 1.75%. Notwithstanding the foregoing, the ratio of Total Debt to EBITDA for the quarter ended March 31, 1996 shall be determined by multiplying EBITDA for the quarter ended March 31, 1996 by four; shall be determined by multiplying EBITDA for the two quarters ending June 30, 1996 by two; and shall be determined by multiplying EBITDA for the three quarters ending September 30, 1996 by one and one-third.

                 "Applicable Floating Rate Margin" shall mean the following margin based upon the ratio of Total Debt to EBITDA of the Company and its Subsidiaries on a consolidated basis, as adjusted on the first day of each fiscal quarter of the Company based upon such ratio for the four fiscal quarters immediately preceding the fiscal quarter most recently ended:

                                                             Floating
                 Total Debt to EBITDA Ratio                  Rate Margin

                      less than or = 1.50                        0%
less than or = 1.75 but greater than 1.50                        0%
less than or = 2.00 but greater than 1.75                        0%
less than or = 3.00 but greater than 2.00                      .50%

The parties to this Agreement acknowledge and agree that the applicable Floating Rate Margin as of the Effective Date is 0%. Notwithstanding the foregoing, the ratio of Total Debt to EBITDA for the quarter ended March 31, 1996 shall be determined by multiplying EBITDA for the quarter ended March 31, 1996 by four; shall be determined by multiplying EBITDA for the two quarters ending June 30, 1996 by two; and shall be determined by multiplying EBITDA for the three quarters ending September 30, 1996 by one and one-third.

                 "Applicable Lending Office" shall mean, with respect to any Advance made by any Bank or with respect to such Bank's Commitment, the office of such Bank or of any Affiliate of such Bank located at the address specified as the applicable lending office for such Bank set forth next to the name of such Bank in the signature pages hereof or any other office or Affiliate of such Bank or of any Affiliate of such Bank hereafter selected and notified to the Company and the Agents by such Bank.

                 "Borrowing" shall mean the aggregation of Advances, including each Letter of Credit issuance, of the Banks to be made to the Company, or continuations and conversions of any Loans, made pursuant to Article II on a single date and, in the case of any Loans, for a single Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans or the type of Advance comprising the related Borrowing, e.g., a "Eurodollar Rate Borrowing" is a Borrowing comprised of Eurodollar Rate Loans and a "Letter of Credit Borrowing" is an Advance comprised of a single Letter of Credit. "Borrowing Base" shall mean, as of any date, an amount equal to 85% of the value of Eligible Accounts Receivable of the Company and its Subsidiaries.

                 "Borrowing Base and Overadvance Certificate" for any date shall mean an appropriately completed report as of such date, in substantially the form of Exhibit A hereto, certified as true and correct as of such date by the Chief Financial Officer of the Company, in his or her corporate capacity.

                 "Business Day" shall mean a day other than a Saturday, Sunday or other day on which either Agent is not open to the public for carrying on substantially all of their banking functions, in Salt Lake City, Utah in the case of the Administrative Agent, or in Detroit, Michigan in the case of the Collateral Agent.

                 "Capital Lease" of any person shall mean any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of such person.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

                 "Commitment" shall mean, with respect to each Bank, the commitment of each such Bank to make Loans and to participate in Letter of Credit Advances made through the Administrative Agent pursuant to Section 2.1, in amounts not exceeding in aggregate principal amount outstanding at any time the respective commitment amounts for each such Bank set forth next to the name of each such Bank in the signature pages hereof, as such amounts may be reduced from time to time pursuant to Section 2.2.

                 "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                 "Contingent Liabilities" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety, accommodation party, partner or in any other capacity pursuant to any express written agreement, or in respect of which obligations such person assures a creditor in writing against monetary loss or agrees to take any action to prevent any monetary loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations (including, without limitation, bankers acceptances) and all written obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                 "Contractual Obligation" shall mean as to any person, any provision of any security issued by such person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound.

                 "Current Assets" and "Current Liabilities" of any person shall mean, as of any date, all assets or liabilities, respectively, of such person which, in accordance with Generally Accepted Accounting Principles, should be classified as current assets or current liabilities, respectively, on a balance sheet of such person.

                 "Default" shall mean any event or condition which might become an Event of Default with notice or lapse of time or both.

                 "Dollars" and "$" shall mean the lawful money of the United States of America.

                 "EBITDA" of any person shall mean, for any period, the net income of such person for such period plus, to the extent deducted in the computation of such net income, the amount of interest expense, income tax expense, and depreciation and amortization expense, all as determined in accordance with Generally Accepted Accounting Principles.

                 "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

                 "Eligible Accounts Receivable" shall mean, as of any date, those accounts receivable owned by the Company or any of its Subsidiaries which are payable in Dollars and in which the Company or such Subsidiary has granted to the Collateral Agent for the benefit of the Banks a first- priority perfected security interest pursuant to the Security Agreement, valued at the face amount thereof less sales, excise or similar taxes and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale or furnishing of services or other good and sufficient consideration to customers of the Company or such Subsidiary in the ordinary course of business,
(b) that has not been paid within 90 days of the date of invoice, (c) that is subject to any dispute, contra-account, defense, offset or counterclaim or any Lien (except those in favor of the Collateral Agent for the benefit of the Banks under the Security Documents), (d) that is due from any Affiliate or Subsidiary of the Company, (e) that is payable by any person whose principal place of business is located outside the United States (which shall not be deemed to include any territories of the United States) and are not supported by letters of credit issued to the Administrative Agent in form and substance satisfactory to the Agents,(f) with respect to which any representation or warranty contained in Section 4.11 is incorrect at any time, (g) that is payable by the United States or any of its departments, agencies or instrumentalities or by any state or other governmental entity, but only to the extent the aggregate amount of all of such receivables exceeds 3% of the total of all of the accounts receivable of the Company and its Subsidiaries, as reported on any Borrowing Base and Overadvance Certificate, (h) that is payable by any person as to which 25% or more of the aggregate amount of such accounts receivable payable by such person to the Company or such Subsidiary do not otherwise constitute Eligible Accounts Receivable, (i) that is payable by any person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors,
(j) that is evidenced by a promissory note or other instrument, (k) that is subordinate or junior in right or priority of payment to any other obligation or claim, or (l) that for any other reason is at any time reasonably deemed by the Administrative Agent to be ineligible.

                 "Environmental Laws" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

                 "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under
Section 414 of the Code and the regulations promulgated thereunder.

                 "Eurodollar Business Day" shall mean, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London, England interbank market.

                 "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan and the related Interest Period, the per annum rate that is equal to the sum of:
                           (a)      the Applicable Eurodollar Rate Margin, plus

                           (b)      the rate per annum obtained by dividing  (i)
the per annum rate of interest at which deposits in Dollars for such Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Rate Loan to be made by the Administrative Agent in its capacity as a Bank hereunder are offered to the Administrative Agent by other prime banks in the London, England interbank market (sometimes known as a "LIBOR" rate) at approximately 11:00 a.m. London, England time on the second Eurodollar Business Day prior to the first day of such Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such Interest Period by the Board of Governors of the Federal Reserve
System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System; all as conclusively determined by the Administrative Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

                 "Eurodollar Rate Loan" shall mean any Loan which bears interest at the Eurodollar Rate.

                 "Event of Default" shall mean any of the events or conditions described in Section 6.1.

                 "Federal Funds Rate" shall mean the per annum rate that is equal to the average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day, or, if such rate is not so published for any day, the average of the quotations for such rates received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent in its discretion; all as conclusively determined by the Administrative Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), which Federal Funds Rate shall change simultaneously with any change in such published or quoted rates.

                 "Floating Rate" shall mean the per annum rate equal to the sum of (a) the Applicable Floating Rate Margin plus (b) the greater of (i) the Prime Rate in effect from time to time, and (ii) the sum of one percent (1%) per annum plus the Federal Funds Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate, as the case may be.

                 "Floating Rate Loan" shall mean any Loan which bears interest at the Floating Rate.

                 "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements of the Company referred to in Section 4.6, together with any future consolidation of any Subsidiary located outside of the United States to the extent such consolidation is done in accordance with such principles.

                 "Guaranties" shall mean the guaranty entered into by each of the Guarantors for the benefit of the Agent and the Banks pursuant to Article VIII of this Agreement, as amended or modified from time to time.

                 "Guarantor" shall mean each Subsidiary of the Company and each person otherwise becoming a Subsidiary of the Company, or otherwise entering into a Guaranty, from time to time.

                 "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local government law, ordinance, rule or regulation.

                 "Indebtedness" of any person shall mean, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person (to the extent of such Lien if such obligation is not assumed), (d) all obligations of such person for the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due, (e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any Plan of such person or of any ERISA Affiliate, (g) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (h) all obligations of others similar in character to those described in clauses (a) through (g) of this definition for which such person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity pursuant to the terms of any written agreement, or in respect of which obligations such person assures a creditor in writing against monetary loss or agrees in writing to take any action to prevent any such monetary loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations o f such person in respect of letters of credit, surety bonds or similar obligations and all written obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                 "Interest Charges" of any person shall mean, for any period, the sum, without duplication, of (a) interest paid or payable during such period by such person on Indebtedness of such person, plus (b) all debt discount and expense amortized or required to be amortized during such period by such person, plus (c) all obligations of such person in respect of any interest rate or currency swap, rate cap or similar transaction paid or required to be paid during such period by such person.

                 "Interest Coverage Ratio" shall mean, with respect to any person, the ratio of the EBITDA of such person to the Interest Charges of such person.

                 "Interest Payment Date" shall mean (a) with respect to any Eurodollar Rate Loan, the last day of each Interest Period with respect to such Eurodollar Rate Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

                 "Interest Period" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or a Loan is converted to a Eurodollar Rate Loan and ending on the day which is one, two, three or six calendar months thereafter, as the Company may elect under Section 2.4 or Section 2.7, and each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the day which is one, two, three or six calendar months thereafter, as the Company may elect under Section 2.4 or Section 2.7, provided, however, that (a) any Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Interest Period which would end after July 11, 1999 shall be permitted.

                 "Letter of Credit" shall mean a standby letter of credit having a stated expiry date or a date upon which the draft must be reimbursed not later than twelve months after the date of issuance and not later than the fifth Business Day before the Termination Date issued by the Administrative Agent on behalf of the Banks for the account of the Company under an application and related documentation acceptable to the Administrative Agent requiring, among other things, immediate reimbursement by the Company to the Administrative Agent in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Administrative Agent relative thereto. Notwithstanding any other provision of this definition of "Letter of Credit", the letters of credit set forth on Schedule 1.1 hereto shall be deemed to be Letters of Credit outstanding under this Agreement on and as of the Effective Date, with the same effect as if originally issued hereunder by the Administrative Agent (except that the original pricing and any termination date with respect to the twelve-month period with respect to any such Letter of Credit shall continue in effect until the expiry thereof). Renewals of any such Letters of Credit shall be made pursuant to the terms of this Agreement.

                 "Letter of Credit Advance" shall mean any issuance of a Letter of Credit under Section 2.4 made pursuant to Section 2.1 in which each Bank acquires a pro rata risk participation pursuant to Section 2.4(d).

                 "Letter of Credit Documents" shall have the meaning ascribed thereto in Section 3.3(b).

                 "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

                 "Loan" shall mean any Borrowing under Section 2.4 evidenced by the Notes and made pursuant to Section 2.1. Any such Loan or portion thereof may also be denominated as a Floating Rate Loan or a Eurodollar Rate Loan and such Loans are referred to herein as "types" of Loans.

                 "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents and all agreements, instruments and documents executed pursuant thereto at any time.

                 "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition of the Company or any Guarantor that could reasonably be expected to affect the ability of the Company or any Guarantor to perform its obligations under any Loan Document, or (b) the validity of enforceability of any Loan Document or the rights or remedies of any Agent or any Bank under any Loan Document.

                 "Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

                 "Net Cash Flow" of any person shall mean the "Net Cash Provided by Operating Activities" as shown on the statement of changes in cash flows of such person prepared in accordance with Generally Accepted Accounting Principles.

                 "Net Worth" of any person shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person.

                 "Note" shall mean any promissory note of the Company evidencing the Loans, in substantially the form annexed hereto as Exhibit B, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                 "Overadvance Capacity" shall mean any excess of the Total Availability of the Company over the Borrowing Base of the Company, as measured by the most recent Borrowing Base and Overadvance Certificate delivered by the Company pursuant to the terms of Section 5.1(d)(v). For purposes of calculating the "Overadvance Capacity", the Company shall use the most recent quarterly computation of EBITDA of the Company used for purposes of measuring compliance with Section 5.2(d).

                 "Overadvance Position" shall mean any excess of the total Advances outstanding from time to time under this Agreement over the Borrowing Base of the Company, as measured on the most recent Borrowing Base and Overadvance Certificate delivered by the Company pursuant to the terms of
Section 5.1(d)(v).

                 "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 "Permitted Liens" shall mean Liens permitted by Section 5.2(g) hereof.

                 "person" shall include an individual, a corporation, an association, a partnership, a limited liability company or limited liability partnership,  a trust  or  estate,  a joint  stock  company,  an  unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

                 "Plan" shall mean, with respect to any person, any pension plan (including a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

                 "Prime  Rate"  shall mean the per annum rate  announced  by the
Administrative   Agent  from  time  to  time  as  its  "prime  rate"  (it  being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Administrative Agent to any of its customers); which Prime Rate shall change simultaneously with any change in such announced rate.

                 "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

                 "pro rata" or any term of similar import shall mean, when used with respect to the Banks, the relative share or proportion of any amount or obligation to be paid to or borne by each Bank, determined by dividing the amount of its Commitment by the aggregate amount of all the Commitments of the Banks as of the date of any determination thereof.

                 "Reportable Event" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

                 "Required Banks" shall mean Banks holding not less than (i) 66-2/3% percent of the aggregate principal amount of the Advances then outstanding, or (ii) 66-2/3% percent of the Commitments if no Advances are then outstanding.

                 "Requirement of Law" shall mean as to any person, the certificate of incorporation and by-laws or other organizational or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such person or any of its property to which such person or any of its property is subject.

                 "Security Agreement" shall mean each security agreement entered into by the Company or any Guarantor for the benefit of the Collateral Agent and the Banks pursuant to this Agreement, in substantially the form of Exhibit C hereto, as amended or modified from time to time.

                 "Security Documents" shall mean, collectively, the Security Agreements, the Guaranties and all other related agreements and documents, including financing statements and similar documents, delivered pursuant to this Agreement or otherwise entered into by any person to secure the Advances.

                 "Subordinated Debt" of any person shall mean, as of any date, that Indebtedness of such person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such person to the Banks in manner and by agreement satisfactory in form and substance to the Required Banks.

                 "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company or any Subsidiary of the Company.

                 "Tangible  Net Worth" of any person shall mean, as of any date,
(a) the Net Worth of such person, less (b) the net book value of all assets which are deemed intangible assets under Generally Accepted Accounting Principles.

                 "Termination Date" shall mean the earlier to occur of (a) July 11, 1999 and (b) the date on which the Commitment shall be terminated pursuant to Section 2.2 or Section 6.2.

                 "Total Availability" of the Company shall mean three times the EBITDA of the Company and its Subsidiaries on a consolidated basis, based on the most recent quarterly calculation thereof for purposes of Section 5.2(d).

                 "Total Capital Funds" of any person shall mean the sum of the Net Worth of such person plus the Subordinated Debt of such person.

                 "Total Debt" of any person shall mean, as of any date, all obligations constituting Indebtedness of such person, including, without limitation, the stated amount of all Letters of Credit issued on behalf of such person from time to time and the amount of all Indebtedness of other persons guaranteed by such person.

                 "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

                 VII.B. Other Definitions; Rules of Construction. As used herein, the terms "Administrative Agent", "Collateral Agent","Agent", "Banks", "Company" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement, and the term "Guaranteed Obligations" shall have the meaning ascribed thereto in Section 8.1 of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided.

                                   ARTICLE II.
                        THE COMMITMENTS AND THE ADVANCES


                 2.1    Commitment of the Banks.


                (a) Advances. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to make Loans to the Company pursuant to
Section 2.4 and Section 3.3 and to participate in Letter of Credit Advances to the Company pursuant to Section 2.4, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to
Section 2.1(b).

                (b) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, (i) the aggregate principal amount of the Advances made by any Bank at any time outstanding shall not exceed the amount of its respective Commitment as of the date any such Advance is made, provided, however, that the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $7,500,000, (ii) the aggregate principal amount of all Advances at any time outstanding shall not exceed the amount of the Total Availability, (iii) without the prior written consent of the Banks, the aggregate principal amount of all Acquisition Advances made with respect to any acquisition shall not exceed $3,000,000 and the total Acquisition Advances made during any consecutive period of 12 months shall not exceed $9,000,000 in the aggregate, and (iv) without the prior written consent of the Banks, no Advance may be made while any Overadvance Position exists unless such Advance is an Acquisition Advance made in compliance with the terms of this Agreement and such Overadvance Position did not exist immediately prior to the making of such Advance.

                 2.2 Termination and Reduction of Commitments. (a) The Company shall have the right to terminate or reduce the Commitments at any time and from time to time at its option, provided that (i) the Company shall give notice of such termination or reduction to the Agents specifying the amount and effective date thereof, (ii) each partial reduction of the Commitments shall be in a minimum amount of $500,000 and in an integral multiple of $100,000 and shall reduce the Commitments of all of the Banks proportionately in accordance with the respective Commitment amounts for each such Bank set forth in the signature pages hereof next to name of each such Bank, (iii) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for an Advance or continuation or conversion thereof pursuant to Section 2.4 or Section 2.7 is then pending and (iv) the Commitments may not be entirely terminated if any Advances are then outstanding and such termination would reduce the Commitments below the principal amount of the Advances then outstanding. The Commitments or any portion thereof terminated or reduced pursuant to this Section 2.2, whether optional or mandatory, may not be reinstated.

                 (b)  For purposes of this Agreement, a Letter of Credit Advance
(i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on the date of determination plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by the Administrative Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Loan deemed advanced in respect of the related reimbursement obligation of the Company.

                 VII.E. Fees. (a) The Company agrees to pay to each Bank a commitment fee on the daily average unused amount of its respective Commitment, for the period from the Effective Date to but excluding the Termination Date, at a per annum rate equal to the Applicable Commitment Fee. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the Termination Date.

               (a) The Company agrees to pay to the Banks a facility fee in the aggregate amount of $120,000, $50,000 of which has been paid by the Company prior to the Effective Date. The remainder of such facility fee shall be payable on the Effective Date. The facility fees paid under this Section 2.3(b) shall be shared equally by the Banks party to this Agreement on the Effective Date.

               (b) On or before the date of issuance of any Letter of Credit (or on or before the date of any increase in the stated amount of any Letter of Credit) by the Administrative Agent, the Company agrees to pay to the Administrative Agent for the benefit of Banks a fee computed by multiplying the Applicable Eurodollar Margin per annum by the stated amount available to be drawn from time to time under such Letter of Credit for the period from and including the date of issuance (or increase in stated amount) of such Letter of Credit to but excluding the expiry date of such Letter of Credit. It is the intention of the parties to this Agreement that in the event of any increase or "tiering" in the stated amount of any Letter of Credit, the applicable fee to be paid thereon shall be based upon the stated amount thereof existing from time to time, rather than the maximum amount to which such Letter of Credit may increase over the term of such Letter of Credit. Such fee is nonrefundable and the Company shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Company further agrees to pay to the Administrative Agent, on demand, such other customary administrative fees, charges and expenses of the Administrative Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                 VII.F. Disbursement of Advances. (a) The Company shall give the Administrative Agent notice of its request for each Advance in substantially the form of Exhibit D hereto not later than 10:00 a.m. Salt Lake City, Utah time (i) three Eurodollar Business Days prior to the date such Advance is requested to be made if such Advance is to be made as a Eurodollar Rate Loan, (ii) three Business Days prior to the date any Letter of Credit Advance is requested to be made, and (iii) one Business Day prior to the date such Advance is requested to be made in all other cases, which notice shall specify whether a Eurodollar Rate Loan or Floating Rate Loan or a Letter of Credit Advance is requested and, in the case of each requested Eurodollar Rate Loan, the Interest Period to be initially applicable to such Loan and, in the case of each Letter of Credit Advance, such information as may be necessary for the issuance thereof by the Administrative Agent. The Administrative Agent, not later than the Business Day next succeeding the day such notice is given, shall provide notice of such requested Advance to each Bank. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Loan shall be made available to the Company by depositing the proceeds thereof in immediately available funds, in an account maintained and designated by the Company at the principal office of the Administrative Agent. Subject to the terms and conditions of this Agreement, the Administrative Agent shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Banks for the account of the Company. Notwithstanding anything herein to the contrary, the Administrative Agent may decline to issue any requested Letter of Credit on the basis that the terms or conditions of drawing are unacceptable to it in its reasonable discretion.

                 (b) Each Bank, on the date any Borrowing in the form of a Loan is requested to be made, shall make its pro rata share of such Borrowing available in immediately available, freely transferable, cleared funds for disbursement to the Company pursuant to the terms and conditions of this Agreement at the principal office of the Administrative Agent. Unless the Administrative Agent shall have received notice from any Bank prior to the date such Borrowing is requested to be made under this Section 2.4 that such Bank will not make available to the Administrative Agent such Bank's pro rata portion of such Borrowing (which notice shall in no way excuse any obligation of such Bank to make available such amount or the obligation of the Administrative Agent to make any Advance hereunder, subject to the terms and conditions of this Agreement) the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date such Borrowing is requested to be made in accordance with this Section 2.4. If and to the extent such Bank shall not have so made such pro rata portion available to the Administrative Agent, the Administrative Agent may (but shall not be obligated
to) make such amount available to the Company, and such Bank and the Company severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Company by the Administrative Agent until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. If such Bank shall pay such amount to the Administrative Agent together with interest, such amount so paid shall constitute a Loan by such Bank as a part of such the related Borrowing for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such Borrowing available to the Administrative Agent shall not relieve any other Bank of its obligations to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Administrative Agent on the date of any such Borrowing.

              (c) All Loans made under this Section 2.4 shall be evidenced by the Notes, and all such Loans shall be due and payable and bear interest as provided in Article III. Each Bank is hereby authorized by the Company to record on the schedule attached to the Notes, or in its books and records, the date, amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Bank to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Company may borrow Loans under this
Section 2.4 and under Section 3.3, prepay Loans pursuant to Section 3.1 and reborrow Loans under this Section 2.4 and under Section 3.3.

                 (d) Attached hereto as Exhibit E is a copy of the Sweep Agreement entered into between First Security Bank of Utah, N.A. (now known as "First Security Bank, N.A.") and the Company (the "Sweep Agreement"). It is the intention of the parties to this Agreement that the Sweep Agreement will continue in full force and effect, and First Security Bank, N.A. will administer such agreement as Administrative Agent under this Agreement so long as this Agreement in effect. Such Sweep Agreement and the provisions thereof shall be used to determine the amount of Floating Rate Loans to be made to the Company from time to time under this Agreement, subject to the terms and conditions of this Agreement. Eurodollar Rate Loans shall not be affected by any of the terms of the Sweep Agreement. All amounts existing in the sweep account or accounts created under the Sweep Agreement shall be deemed to be Collateral for the purposes of this Agreement and the Security Documents. Notwithstanding any provision of Section 2.4(b), the principal amount of all Floating Rate Loans shall be deemed to be made pro rata by the Banks, and settlement thereof shall be made on a weekly basis (unless an Event of Default exists) or more or less frequently as the Banks may agree among themselves.

                 (e) Nothing in this Agreement shall be construed to require any
Bank to issue any Letter of Credit, it being recognized that the Administrative Agent has the sole obligation under this Agreement to issue Letters of Credit on behalf of the Banks, and the Commitment of each Bank with respect to Letter of Credit Advances is expressly conditioned upon the Administrative Agent's performance of such obligations. Upon such issuance by the Administrative Agent, each Bank shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance based on the amount of its respective Commitment. On and as of the Effective Date, each Bank shall automatically acquire a pro rata risk participation in each of the Letters of Credit set forth on Schedule 1.1 hereto based on the amount of its respective Commitment, and such Letters of Credit shall be deemed to be Letter of Credit Advances outstanding under this Agreement (except that the original pricing and any termination date with respect to the twelve-month period with respect to any such Letter of Credit shall continue in effect until the expiry thereof). If the Administrative Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Administrative Agent shall provide notice thereof to each Bank on the date such draft or demand is honored unless the Company shall have satisfied its reimbursement obligation under Section
3.3 by payment to the Administrative Agent on such date. Each Bank, on such date, shall make its pro rata share of the amount paid by the Administrative Agent available in immediately available funds at the principal office of the Administrative Agent for the account of the Administrative Agent. If and to the extent such Bank shall not have made such pro rata portion available to the Administrative Agent, such Bank and the Company severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Administrative Agent until such amount is so made available to the Administrative Agent at a per annum rate equal to the Federal Funds Rate. If such Bank shall pay such amount to the Administrative Agent together with such interest, such amount so paid shall constitute a Loan by such Bank as part of the Borrowing disbursed in respect of the reimbursement obligation of the Company under
Section 3.3 for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such amount paid by the Administrative Agent available to the Administrative Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Administrative Agent.

          2.5 Conditions for First Disbursement. The obligation of the Banks to make the first Advancef hereunder is subject to receipt by each Bank of the following documents and completion of the following matters, in form and substance satisfactory to each Bank:

             (a) Charter Documents. Certificates of recent date of the appropriate authority or official of the Company's and each Guarantor's respective state of incorporation (listing all charter documents of the Company and each Guarantor, respectively, on file in that office if such listing is available) and certifying as to the good standing and corporate existence of the Company and each Guarantor, respectively, together with copies of such charter documents of the Company and each Guarantor, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Company.

              (b) By-Laws and Corporate Authorizations. Copies of the by-laws of the Company and each Guarantor together with all authorizing resolutions and evidence of other corporate action taken by the Company and each Guarantor to authorize the execution, delivery and performance by the Company and each Guarantor of this Agreement, the Notes and the Security Documents to which the Company and such Guarantor, respectively, is a party and the consummation by the Company and such Guarantor, respectively, of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company and each Guarantor, respectively.

               (c) Incumbency Certificate. Certificates of incumbency of the Company and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Company and such Guarantor in connection with this Agreement, the Notes and the Security Documents to which the Company or such Guarantor is a party and the consummation by the Company and such Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company and each Guarantor.

               (d) Notes. The Notes duly executed on behalf of the Company for each Bank.

               (e) Security Documents. The Security Documents duly executed on behalf of the Company and each Guarantor, as the case may be, granting to the Collateral Agent for the benefit of the Banks the collateral and security intended to be provided pursuant to Section 2.11, together with:

                     (i) Recording, Filing, Etc. Evidence of the recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Collateral Agent may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements and similar documents which the Collateral Agent may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Collateral Agent for the benefit of the Banks thereunder, together with Uniform Commercial Code record searches in such offices as the Collateral Agent may request; and

                     (ii) Casualty and Other Insurance. Evidence that the casualty and other insurance required pursuant to this Agreement and the Security Documents is in full force and effect.
               (f) Legal Opinion. The favorable written opinion of the Company's General Counsel, in substantially the form attached hereto as Exhibit F.

               (g) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings (if any) required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents, certified as being in full force and effect as of the Effective Date by a duly authorized officer of the Company, or, if none are required, a certificate of such officer to that effect.

               (h)  Fees.  The unpaid facility fees described in Section 2.3(b).

               (i) Compliance Certificate. The Banks shall have received a duly completed Compliance Certificate of the Company in substantially the form of Exhibit G hereto, certified as true and correct by the Chief Financial Officer of the Company, in his or her corporate capacity, demonstrating compliance as of the quarter ended March 31, 1996 on a proforma basis with the financial covenants contained in this Agreement.
9.
               (j) Other Documents. Such other documents, and completion of such other matters, as any Bank may reasonably request.

          2.6 Further Conditions for Disbursement. The obligation of the Banks to make any Advance (including the first Advance), or any continuation or conversion under Section 2.7 is further subject to the satisfaction of the following conditions precedent:

               (a) The representations and warranties contained in Article IV hereof, and in the Security Documents, shall be true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

                (b) No Default or Event of Default shall exist or shall have occurred and be continuing on the date such Advance is made (whether before or after such Advance is made);

                (c) The Banks shall have received the Borrowing Base and Overadvance Certificate required pursuant to Sections 5.1(d)(v) as of the close of business on the last day of the month next preceding the date such Advance is made;

                (d) If an Overadvance Position exists immediately prior to the time such Advance is to be made and such Overadvance Position is not eliminated prior to such Advance, the Banks shall have consented to such Advance in their sole and absolute discretion; and

                (e) In the case of any Letter of Credit Advance, the Company shall have delivered to the Administrative Agent an application for the related Letter of Credit and other related documentation reasonably requested by the Administrative Agent appropriately completed and duly executed on behalf of the Company.

The Company shall be deemed to have made a representation and warranty to the Banks at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in
Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii) (which representation shall be deemed made as of the date of such financial statements).

             2.7         Subsequent Elections as to Loans. The Company may elect
(a) to continue a Eurodollar Rate Loan, or a portion thereof, as a Eurodollar Rate Loan or (b) may elect to convert a Eurodollar Rate Loan, or a portion thereof, to a Loan of another type or (c) elect to convert a Floating Rate Loan, or a portion thereof, to a Eurodollar Rate Loan in each case by giving notice thereof to the Administrative Agent in substantially the form of Exhibit H hereto not later than 10:00 a.m. Salt Lake City, Utah time three Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Loan is to be effective and not later than 10:00 a.m. Salt Lake City, Utah time one Business Day prior to the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurodollar Rate Loan may only be converted on the last day of the then current Interest Period with respect to such Loan, and provided, further, if a continuation of a Loan as, or a conversion of a Loan to, a Eurodollar Rate Loan is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Administrative Agent, not later than the Business Day next succeeding the day such notice is given, shall provide notice of such election to the Banks. If the Company shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Loan, the Company shall be deemed to have elected to convert such Eurodollar Rate Loan to a Floating Rate Loan on the last day of the then current Interest Period with respect to such Loan.

          2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Loan pursuant to Section 2.4, or a request for a continuation of a Eurodollar Rate Loan as a Eurodollar Rate Loan of the then existing type, or a request for a conversion of a Floating Rate Loan to a Eurodollar Rate Loan pursuant to Section 2.7, (a) in the case of any Eurodollar Rate Loan, deposits in Dollars for periods comparable to the Interest Period elected by the Company are not available to any Bank in the London, England interbank market, or
(b) the Eurodollar Rate will not adequately and fairly reflect the cost to any Bank of making, funding or maintaining the related Eurodollar Rate Loan, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), includingwithout limitation exchange controls, it is impracticable, unlawful or impossible for, or shall limit or impair the ability of, (i) any Bank to make or fund the relevant Loan or to continue such Loan as a Loan of the then existing type or to convert a Loan to such a Loan or (ii) the Company to make or any Bank to receive any payment under this Agreement at the place specified for payment hereunder or to freely convert any amount paid into Dollars at market rates of exchange or to transfer any amount paid or so converted to the address of its principal office specified in Section 9.2, then the Company shall not be entitled, so long as such circumstances continue, to request a Loan of the affected type pursuant to
Section 2.4 or a continuation of or conversion to a Loan of the affected type pursuant to Section 2.7 so long as such circumstances continue. In the event that such circumstances no longer exist, the Banks shall again consider requests for Loans of the affected type pursuant to Section 2.4, and requests for continuations of and conversions to Loans of the affected type pursuant to
Section 2.7 in accordance with the terms of this Agreement.

                 2.9 Minimum Amounts; Limitation on Number of Loans; Etc. Except for (a) Advances which exhaust the entire remaining amount of the Commitments, and (b) payments required pursuant to Section 3.1(c) or Section 3.8, each Borrowing consisting of Eurodollar Rate Loans and each continuation or conversion pursuant to Section 2.7 and each prepayment thereof shall be in a minimum amount of $500,000 and in integral multiples of $100,000 above such amount. The aggregate number of Eurodollar Rate Borrowings outstanding at any one time under this Agreement may not exceed four (4).

            2.10 Borrowing Base Adjustments. The Company agrees that if at any time any trade account receivable of the Company or any of its Subsidiaries fails to constitute Eligible Account Receivable as the case may be for any reason, the Administrative Agent may, at any time and notwithstanding any prior classification of eligibility, classify such asset or property as ineligible and exclude the same from the computation of the Borrowing Base without in any way impairing the rights of the Collateral Agent for the benefit of the Banks in and to the same under the Security Agreement.

                 2.11 Security and Collateral. To secure the payment when due of the Notes and all other obligations of the Company under this Agreement to the Banks and the Agents, the Company and each Guarantor shall execute and deliver, or cause to be executed and delivered, to the Collateral Agent for the benefit of the Banks, Security Documents granting the following:

                    (a) Security interests in all present and future accounts, inventory, general intangibles, chattel paper, instruments, equipment, fixtures, and all other personal property of the Company and each Guarantor.

                    (b) Pledges of all capital stock of all Subsidiaries of the Company and each Guarantor, if requested by any Bank after the Effective Date with respect to any Subsidiary of the Company or any Guarantor created after the Effective Date or which becomes a material Subsidiary of the Company or any Guarantor after the Effective Date as determined in the reasonable discretion of such Bank.

                    (c)           Guaranties of all Subsidiaries of the Company.

                   (d) All of the other security and collateral described in the
Security   Documents   ((a)-(d)  are   sometimes   referred  to  herein  as  the
"Collateral").


                                  ARTICLE III.
                      PAYMENTS AND PREPAYMENTS OF ADVANCES

                 3.1                         Principal Payments and Prepayments.

                    (a) Unless earlier payment is required under this Agreement, the Company shall pay to the Banks on the Termination Date the entire outstanding principal amount of the Loans.

        (b) The Company may at any time and from time to time prepay all or a portion of the Loans, without premium or penalty, provided that (i) the Company may not prepay any portion of any Loan as to which an election for a continuation of or a conversion to a Eurodollar Rate Loan is pending pursuant to
Section 2.4 or Section 2.7, and (ii) unless earlier payment is required under this Agreement, any Eurodollar Rate Loan may only be prepaid on the last day of the then current Interest Period with respect to such Loan. Upon the giving of such notice, the aggregate principal amount of such Loan or portion thereof so specified in such notice, together with such accrued interest and other amounts, shall become due and payable on the specified prepayment date.

        (c) If at any time the aggregate outstanding principal amount of the Advances shall exceed the Borrowing Base, the Total Availability or the Commitments, the Company shall forthwith pay to the Administrative Agent for the benefit of the Banks, without demand, an amount not less than the amount of such excess for application to the outstanding principal amount of the Borrowings consisting of Loans then outstanding, provided that if any such prepayment is to be in an amount in excess of the outstanding amount of the Borrowings consisting of Loans then outstanding, the Company shall deliver cash collateral to the Collateral Agent to secure the outstanding Letters of Credit in the amount of such excess which is greater than the outstanding Borrowing consisting of Loans then outstanding, and the Company hereby grants to the Collateral Agent, for the benefit of the Banks, a first priority lien and security interest in such collateral, and all such cash collateral shall be under the sole and exclusive control of the Collateral Agent for so long as such excess shall continue to exist.

              (d) If at any time an Overadvance Position exists and the Total Debt to EBITDA Ratio of the Company and its Subsidiaries on a consolidated basis, as reported on the last regularly prepared quarterly compliance certificate of the Company delivered under Section 5.1(d)(ii), exceeds 2.0:1.0, the Company shall promptly pay to the Administrative Agent for the benefit of the Banks, without demand, an amount not less than 75% of the Net Cash Flow of the Company and its Subsidiaries for such quarter, promptly upon delivery of such compliance certificate, provided that such payment shall be no greater than the Overadvance Position and provided further that if any such prepayment would be in excess of the outstanding amount of the Borrowings consisting of Loans then outstanding, the Company shall deliver cash collateral to the Collateral Agent to secure the outstanding Letters of Credit in the amount of such excess which is greater than the outstanding Borrowings consisting of Loans then outstanding, and the Company hereby grants to the Collateral Agent, for the benefit of the Banks, a first priority lien and security interest in such collateral, and all such cash collateral shall be under the sole and exclusive control of the Collateral Agent for so long as such excess shall continue to exist.

          3.2 Interest Payments. The Company shall pay interest to the Banks on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

             (a) During such periods that such Loan is a Floating Rate Loan, the Floating Rate.

             (b) During such periods that such Loan is a Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Interest Period.

Notwithstanding the foregoing paragraphs (a) and (b), the Company shall pay interest on demand by the Required Banks at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder (other than interest) at any time on or after an Event of Default if required in writing by the Required Banks.

                 3.3 Letter of Credit Reimbursement Payments. (a)(i) The Company agrees to pay to the Administrative Agent on behalf of the Banks, on the day on which the Administrative Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Administrative Agent in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Administrative Agent relative thereto. Unless the Company shall have made such payment to the Banks on such day, or unless the Company shall have requested conversion of any such Loan pursuant to the provisions of Section 2.4 or Section 2.7, upon each such payment by the Administrative Agent, the Administrative Agent shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to satisfy its reimbursement obligation by, a Loan bearing interest at the Floating Rate for the account of the Banks in an amount equal to the amount so paid by the Administrative Agent in respect of such draft or other demand under such Letter of Credit. Such Loan shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Article II hereof and, to the extent of the Loan so disbursed, the reimbursement obligation of the Company under this Section 3.3 shall be deemed satisfied; provided, however, that nothing in this Section 3.3 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to the conditions for disbursement or otherwise.

                      (ii) If, notwithstanding the provisions of Section 3.3(a)(i), for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to the Company pursuant to
Section 6.1(h)), Floating Rate Loans may not be made by the Banks as described in Section 3.3(a)(i), then (A) the Company agrees that each reimbursement amount not paid pursuant to the first sentence of Section 3.3(a)(i) shall bear interest, payable on demand by the Required Banks, at the interest rate then applicable to Floating Rate Loans, and (B) effective on the date each such Floating Rate Loan would otherwise have been made (unless timely request shall have been made for conversion pursuant to the terms of Section 2.4 or Section 2.7) each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of loans, to the extent of such Bank's Commitment, purchase a participating interest in each reimbursement amount. Each Bank will immediately transfer to the Administrative Agent, in same day funds, the amount of its participation. Each Bank shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Administrative Agent, such Bank and the Company severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Administrative Agent until the date such amoun is paid to the Administrative Agent, in the case of th Company at the interest rate then applicable to Floating Rate Loans (except as otherwise permitted pursuant to Section 2.4 or Section 2.7), and in the case of such Bank at the Federal Funds Rate.

                     (b)  The reimbursement obligation of the Company under this
Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Company to the Agents and the

Banks hereunder shall have been satisfied, and such obligations of the Company shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Company:

                             (i)   Any lack of validity or enforceability of any
Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                             (ii)           Any amendment, modification, waiver,
consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                             (iii)   The existence of any claim, setoff, defense
or other right which the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), any Agent or any Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                             (iv)       Any draft or other statement or document
presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                             (v)      Payment by the Administrative Agent to the
beneficiary under any Letter of Credit against presentation of a documents which do not strictly comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                             (vi)    Any failure, omission, delay or lack on the
part of the Administrative Agent or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Administrative Agent, any Bank or any such party under this Agreement or any of the Letter of Credit Documents;

                             (vii)   Any other event or circumstance that would,
in the absence of this clause, result in the release or discharge by operation of law or otherwise of the Company from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Company has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Company against any Agent or any Bank. Nothing in this Section 3.3 shall limit the liability, if any, of the Banks to the Company pursuant to Section 9.5.

                 3.4 Payment Method. (a) All payments to be made by the Company hereunder will be made to the Administrative Agent for the account of the Banks in Dollars and in immediately available, freely transferable, cleared funds not later than 1:00 p.m. in Salt Lake City, Utah at the principal office of the Administrative Agent specified in Section 9.2. Payments received after 1:00 p.m. at the place for payment shall be deemed to be payments made prior to 1:00 p.m. at the place for payment on the next succeeding Business Day. The Company hereby authorizes the Administrative Agent to charge its account with the Administrative Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

                     (b) At the time of making each such payment, the Company shall, subject to the other terms and conditions of this Agreement, specify to the Administrative Agent that Loan or other obligation of the Company hereunder to which such payment is to be applied. In the event that the Company fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Required Banks may direct that the Administrative Agent apply such payments as they may determine in their sole discretion.

                     (c) On the day such payments are deemed received, the Administrative Agent shall remit to the Banks their pro rata shares of such payments in immediately available funds to the Banks at their respective address in the United States specified for notices pursuant to Section 9.2. In the case of payments of principal and interest on any Borrowing, such pro rata shares shall be determined with respect to each such Bank by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Banks included in such Borrowing, and in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than amounts payable to any Bank under Section 3.7), such pro rata shares shall be determined with respect to each such Bank by the ratio which the Commitment of such Bank bears to the Commitments of all the Banks.

                 3.5 No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by the Company hereunder shall be made by the Company without setoff or counterclaim (without waiving any right of the Company to later assert such counterclaim), and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. If any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the Company will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder and, in any such case, the Company will furnish to the Banks certified copies of all tax receipts evidencing the payment of such amounts within forty-five (45) days after the date any such payment is due pursuant to applicable law.

                 3.6 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest, commitment fees and other amounts due under this Agreement shall be made on the basis of a year of 360 days (or 365 or 366 days, as the case may be, when determining the Floating Rate) for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

                3.7     Additional Costs.   (a)  In the event that any change in
currently applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or any Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or any Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to any Bank or any Agent of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of any Bank or any Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which such Bank or such Agent, as the case may be, has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or any Agent, or (c) shall impose any other condition with respect to this Agreement, or any of the Commitments, the Notes or the Loans or any Letter of Credit Advance, and the result of any of the foregoing is to increase the cost to any Bank or any Agent, as the case may be, of making, funding or maintaining any Eurodollar Rate Loan or any Letter of Credit or to reduce the amount of any sum receivable by such Bank or such Agent, as the case may be, thereon, then the Company shall pay to such Bank or such Agent, as the case may be, from time to time, upon request by such Bank or such Agent, additional amounts sufficient to compensate such Bank or such Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, such Bank or such Agent is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or such Agent, as the case may be, and submitted by such Bank or such
 Agent, as the case may be, to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

        (b) In the event that any change in currently applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or any Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or any Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or such Agent (or any corporation controlling such Bank or such Agent) and such Bank or such Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or such Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or such Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or such Agent (or such controlling corporation) could have achieved but for such changed circumstances (taking into consideration its policies with respect to capital adequacy), then the Company shall pay to such Bank or such Agent, as the case may be, from time to time, upon request by such Bank or such Agent, additional amounts sufficient to compensate such Bank or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or such Agent reasonably determines to be allocable to the existence of such Bank's or such Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or such Agent, as the case may be, and submitted by such Bank or such Agent to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. Such Bank or such Agent may, at its option, specify that such amounts be paid by way of an increase in the commitment fees payable by the Company pursuant to
Section 2.3(a).

                 3.8     Illegality  and  Impossibility.  In the event  that any
applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or any Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or any Agent with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank or any Agent to maintain any Loan under this Agreement, (b) shall make it impracticable, unlawful or impossible for, or shall in any way limit or impair ability of, the Company to make or any Bank or any Agent to receive any payment under this Agreement at the place specified for payment hereunder, the Company shall upon receipt of notice thereof from such Bank or such Agent, repay in full the then outstanding principal amount of each Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 3.8, (a) on the last day of the then current Interest Period applicable to such Loan if such Bank or such Agent may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank or such Agent may not continue to maintain such Loan to such day; provided, however, that such Bank or such Agent shall waive any default, fee or payment to the extent such default, fee or payment is triggered solely by virtue of the Company's obligation to repay such Loan under the terms of this Section 3.8.

                 3.9 Indemnification. If the Company makes any payment of principal with respect to any Eurodollar Rate Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Section 3.1(c), Section 3.7, Section 6.2 or otherwise), or if the Company fails to borrow any Eurodollar Rate Loan after notice has been given to the Banks in accordance with Section 2.4, or if the Company fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due, the Company shall reimburse each Bank on demand for any resulting loss or expense incurred by each such Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Bank under this Section 3.9 shall be made as though such Bank shall have actually funded or committed to fund the relevant Eurodollar Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan in the relevant market and having a maturity comparable to the related Interest Period and, through the transfer of such deposit to a domestic office of such Bank in the United States; provided, however, that such Bank may fund any Eurodollar Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.9.


                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Banks and the Agents that:

                 4.1 Corporate Existence and Power. Each of the Company and each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where the failure to so qualify would have a Material Adverse Effect. Schedule 4.1 hereto correctly sets forth the name of each entity that the Company or any Guarantor uses in its trade or business, and the jurisdictions in which such name is used. The Company or such Guarantor has on file in each such state such documents reasonably necessary to use such names, and to the best knowledge of the Company and each Guarantor the use therein does not conflict with or infringe upon the use thereof by any other person. Each of the Company and each Guarantor has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement, the Notes and the Security Documents to which it is a party and to engage in the transactions contemplated by this Agreement.

           4.2 Corporate Authority. The execution, delivery and performance by the Company and each Guarantor of this Agreement, the Notes and the Security Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's or the Guarantor's charter or by-laws, or of any mortgage, trust deed, security agreement or other material contract to which the Company or any Guarantor is a party or by which the Company or any Guarantor or any of their respective property may be bound or affected and will not result in the imposition of any Lien on any of their property or of any of their Subsidiaries, except for Permitted Liens.

        4.3 Binding Effect. This Agreement is, and the Notes and the Security Documents to which the Company or any Guarantor is a party when delivered hereunder will be, legal, valid and binding obligations of the Company and each Guarantor, respectively, enforceable against the Company and each Guarantor in accordance with their respective terms, subject to general equitable principles, bankruptcy and other similar laws pertaining to the rights of creditors and debtors generally.

       4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company and each Guarantor. Each such Subsidiary and each corporation becoming a Subsidiary of the Company or any Guarantor after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect. Each Subsidiary of the Company and each Guarantor has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of the Company and each Guarantor have been and will be validly issued and are and will be fully paid and nonassessable and are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company, free and clear of any Liens except for Liens in favor of the Collateral Agent on behalf of the Banks.

       4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's and the Guarantors' knowledge, threatened against or affecting the Company, any Guarantor or any of their respective Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might have a Material Adverse Effect and, to the best of the Company's and the Guarantor's knowledge, there is no basis for any such action, suit or proceeding.

   4.6 Financial Condition.The consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1995 and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 1995 and reported on by Arthur Andersen LLP, independent certified public accountants, and the interim consolidated balance sheet and interim consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, as of or for the three-month period ended on March 31, 1996, copies of which have been furnished to the Banks, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with

Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to normal year-end audit adjustments, presentation requirements and the absence of footnotes). Except as set forth on
Schedule 4.6, there has been no event or development which has had or could reasonably be expected to have a Material Adverse Effect since December 31, 1995 that has not been disclosed in the annual consolidated financial statements of the Company and its Subsidiary dated December 31, 1995, as updated by the quarterly consolidated financial statements of the Company and its Subsidiary dated March 31, 1996. There is no material Contingent Liability of the Company or any of its Subsidiaries that is not reflected in such Schedule 4.6 or in any of such financial statements or in the notes thereto.


                 4.7 Use of Advances. The Company will use the proceeds of the Advances for acquisitions (subject to the restrictions set forth in this Agreement), working capital and its general corporate purposes. Neither the Company nor any Guarantor nor any of their respective Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Advance, such margin stock will not constitute more than 25% of the value of the assets (either of the Company or any Guarantor alone or of the Company and the Guarantors and their respective Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement or any Security Document that may cause the Advances to be deemed secured, directly or indirectly, by margin stock.

      4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company and the Guarantors pursuant to Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of the Company or any Guarantor or any of their respective Subsidiaries, is required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents.

                 4.9 Taxes. The Company and the Guarantors and their respective Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof in accordance with Generally Accepted Accounting Principles. Neither the Company nor any Guarantor nor any of their respective Subsidiaries knows of any actual or threatened tax deficiency, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company, any Guarantor or any such Subsidiary.

                 4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Company, the Guarantors or one or more of their respective Subsidiaries have good and marketable title to, or a valid leasehold interest in, as the case may be, all of the properties and assets (including, without limitation, the collateral subject to the Security Documents to which any of them is a party) reflected in said balance sheet or subsequently acquired by the Company, any Guarantor or any such Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

            4.11 Borrowing Base. All trade accounts receivable of the Company represented or reported by the Company to be, or are otherwise included in, Eligible Accounts Receivable comply in all respects with the requirements therefor set forth in the definition thereof, and the computation of the Borrowing Base set forth in each Borrowing Base and Overadvance Certificate is true and correct.

                 4.12 ERISA. Except as set forth on Schedule 4.12 hereto, the Company, the Guarantors, their respective Subsidiaries, their ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company, the Guarantors, their respective Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement, the Notes and the Security Documents does not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability with respect to any Plan of the Company, any Guarantor, their respective Subsidiaries or their ERISA Affiliates.

                 4.13 Disclosure. No report or other written information furnished by or on behalf of the Company or any Guarantor to any Bank or any Agent in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Neither this Agreement, the Notes, the Security Documents nor any other document, certificate, or written report or written statement or other information furnished to any Bank or any Agent by or on behalf of the Company or any Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to the Company or any Guarantor which has or which in the future may have (so far as the Company or any Guarantor can now reasonably foresee) a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Banks by or on behalf of the Company or any Guarantor in connection with the transactions contemplated hereby.

                 4.14 Environmental Matters. The Company, the Guarantor and each of their respective Subsidiaries is in compliance in all material respects with all Environmental Laws in jurisdictions in which the Company, the Guarantor or any such Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise. No demand, claim, notice, action, administrative proceeding, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Company, the Guarantor or any of their respective Subsidiaries, any real property in which the Company, the Guarantor or any such Subsidiary holds or has held an interest or any past or present operation of the Company, the Guarantor or any such Subsidiary. Neither the Company, the Guarantor nor any of their respective Subsidiaries (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, (c) knows of any basis for any such investigation, notice or violation, or (d) owns or operates, or has owned or operated, property which appears on the United States National Priority List or any other governmental listing which identifies sites for remedial clean-up or investigatory actions, except as disclosed on Schedule 4.14 hereto, and as to such matters disclosed on such Schedule, none will have a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company, the Guarantor or any of their respective Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law.

        4.15 No Default. Neither the Company nor any Subsidiary is in default or has received any written notice of default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.



                                   ARTICLE V.
                                    COVENANTS

           5.1 Affirmative Covenants. Each of the Company and the Guarantors covenants and agrees that, until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company and the Guarantors under this Agreement, the Notes and the Security Documents, unless the Required Banks shall otherwise consent in writing, it shall, and shall cause each of their respective Subsidiaries to:

              (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(f), and its qualification as a foreign corporation in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

              (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company, any Guarantor or any of their respective Subsidiaries in accordance with Generally Accepted Accounting Principles.

              (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Company, any Guarantor or any of their respective Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, in addition to that insurance required under the Security Documents, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Required Banks for purposes of assuring compliance with this Section 5.1(c).

                      (d) Reporting Requirements. Furnish to the Banks and the Agents the following:

               (i) Promptly and in any event within five calendar days after becoming aware of the occurrence of (A) any Default or Event of Default, (B) any material litigation against, by or affecting the Company, any Guarantor or any of their respective Subsidiaries, or any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Company, any Guarantor or any of their respective Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company or any Guarantor, to result in a Material Adverse Effect, a statement of a duly authorized officer of the Company or the Guarantor, as the case may be setting forth details of each such Default or Event of Default or such litigation, material contract or undertaking or development and the action which the Company, such Guarantor or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                (ii) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, retained earnings and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Chief Financial Officer of the Company, in his or her corporate capacity, as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the Chief Financial Officer of the Company, in his or her corporate capacity, stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) demonstrates compliance with the covenants set forth in Section 5.2 is in conformity with the terms of this Agreement;

                (iii) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and changes in cash flows of the Company and its Subsidiaries for such fiscal year, with a customary audit report of Arthur Andersen LLP, or other independent certified public accountants selected by the Company and acceptable to the Required Banks, without qualifications unacceptable to the Required Banks, together with a certificate of such accountants stating (A) that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Default or Event of Default and, if such a Default or Event of Default exists and is continuing, a statement setting forth the nature and status thereof, and (B) that a computation by the Company (which computation shall accompany such certificate and shall be in reasonable detail) demonstrates compliance with the covenants set forth in Section 5.2 in conformity with the terms of this Agreement;

                 (iv) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which the Company or any Guarantor or any of their respective Subsidiaries sends to or files with any of their respective security holders or any securities exchange or organization (including without limitation the NASD) or the Securities and Exchange Commission or any successor agency thereof;

                 (v) No later than the tenth Business Day of each month, a Borrowing Base and Overadvance Certificate is prepared as of the close of business on the last day of each month, together with supporting schedules, in form and detail satisfactory to the Agents, setting forth such information as the Agents may reasonably request with respect to the aging, value, location and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation, certified as true and correct by the Chief Financial Officer of the Company, in his or her corporate capacity;

                 (vi) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, the Guarantors and their respective Subsidiaries, a report describing all insurance with respect to the Company, the Guarantors and their respective Subsidiaries or any of their respective property or assets as of the end of such fiscal year, including, without limitation, liability, casualty, and business interruption (including product liability), insurance, in form and detail satisfactory to the Agents, certified as true and correct by the Chief Financial Officer of the Company, in his or her corporate capacity;


                  (vii) Promptly and in any event within 10 calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of the Company, any Guarantor, their respective Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the chief financial officer of the Company or any Guarantor, as the case may be; setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that the Company, any Guarantor, any of their respective Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of
Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan; and

                   (viii) Promptly, such other information respecting the business, properties, operations or condition (financial or otherwise) of the Company, any Guarantor or any of their respective Subsidiaries as any Bank or any Agent may from time to time reasonably request.

                   (e) Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit any Bank or any Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company, the Guarantors and their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Company, the Guarantors and their respective Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision each of the Company and the Guarantors hereby authorizes such persons to discuss such affairs, finances and accounts with any Bank or the Agent, and
(ii) not less frequently than annually (or more frequently, at the option of any Agent, during the continuation of any Default or Event of Default) permit any Agent or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation all collateral subject to the Security Documents, with the reasonable expenses thereof to be borne by the Company.

                   (f) Additional Security and Collateral. Promptly (i) execute and deliver and cause each Subsidiary of the Company and the Guarantors to execute and deliver, additional Security Documents, within 30 days after request therefor by the Required Banks or any Agent, sufficient to grant to the Collateral Agent for the benefit of the Banks liens and security interests in any after acquired property of the type described in Section 2.11, and (ii) cause each person becoming a Subsidiary of the Company or any Guarantor from time to time to execute and deliver to the Banks and the Agents, within 30 days after such person becomes a Subsidiary, Security Documents, together with other related documents described in Section 2.5, sufficient to grant to the Collateral Agent for the benefit of the Banks liens and security interests in all collateral of the type described in Section 2.11. The Company shall notify the Banks and the Agents, within 10 days after the occurrence thereof, of the acquisition of any property by the Company or any Guarantor that is not subject to the existing Security Documents, any person's becoming a Subsidiary and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Collateral Agent for the benefit of the Banks with respect to such property pursuant to the Security Documents.

                    (g) Further Assurances. Will, and will cause each Guarantor to, execute and deliver within 30 days after request by the Banks and the Agents, all further instruments and documents and take all further action that may be necessary or desirable, or that the Required Banks or any Agent may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Banks under, this Agreement, the Notes and the Security Documents.

                 5.2 Negative Covenants. Until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company and the Guarantors under this Agreement, the Notes and the Security Documents, the Company agrees that, unless the Required Banks shall otherwise consent i writing it shall not, and shall not permit any of its Subsidiaries to:

              (a) Current Ratio. Permit or suffer the ratio of the consolidated Current Assets of the Company and its Subsidiaries to the consolidated Current

Liabilities of the Company and its Subsidiaries to be less than 1.5 to 1.0 for the quarter ending June 30, 1996, or to be less than 2.5 to 1.0 at any quarter end thereafter.
                    (b) Tangible Net Worth. Permit or suffer the consolidated Tangible Net Worth of the Company and its Subsidiaries to be less than $4,000,000 at any fiscal quarter end of the Company after the Effective Date.

                    (c) Total Capital Funds. Permit or suffer the consolidated Total Capital Funds of the Company in its Subsidiaries to be less than $15,000,000 at any fiscal quarter end of the Company after the Effective Date.

                    (d) Total Debt to EBITDA. Permit or suffer the consolidated Total Debt of the Company and its Subsidiaries to the consolidated EBITDA of the Company and its Subsidiaries to be greater than 3.0 to 1.0 as of the end of any fiscal quarter of the Company after the Effective Date. The consolidated Total Debt of the Company and its Subsidiary shall be measured as of the last date of any fiscal quarter of the Company. The consolidated EBITDA of the Company and its Subsidiary shall be measured for the four (4) consecutive fiscal quarters then ending. Notwithstanding the foregoing, the ratio of Total Debt to EBITDA for the quarter ended March 31, 1996 shall be determined by multiplying EBITDA for the quarter ended March 31, 1996 by four; shall be determined by multiplying EBITDA for the two quarters ending June 30, 1996 by two; and shall be determined by multiplying EBITDA for the three quarters ending Septembe 30, 1996 by one and one-third.

                 (e) Interest Coverage Ratio. Permit or suffer the consolidated Interest Coverage Ratio of the Company and its Subsidiaries to be less than 3.0 to 1.0 as of the end of any fiscal quarter of the Company after the Effective Date, in each case calculated for the four (4) consecutive fiscal quarters then ending.

                 (f) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                       (i)                The Loans;

                       (ii) The Indebtedness described in Schedule 5.2(f) hereto, having the same terms as those existing on the date of this Agreement, but no extension or renewal thereof shall be permitted;

                       (iii) Indebtedness in aggregate outstanding principal amount not exceeding $250,000 which is secured by one or more liens permitted by Section 5.2(g)(vi) hereof;

                       (iv) Indebtedness of any Subsidiary of the Company owing to the Company or to any other Subsidiary of the Company;

                       (v) Indebtedness in aggregate outstanding amount not exceeding $250,000 constituting obligations as lessee under any Capital Lease;

                       (vi) Subordinated Debt of the Company or any of its Subsidiaries;

                       (vii) Interest rate or currency swaps, rate caps or other similar transactions with any Bank;

                       (viii) Trade payables that are past due but not materially delinquent as measured by past practice, custom and usage, trade or industry practice or standards, or Company policies; and

                       (ix) Any contra-account, offset, or liability arising in the ordinary course of business and in accordance with the Company's past practice.

                 (g) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

                        (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records in accordance with Generally Accepted Accounting Principles;

                        (ii) Liens (other than any Lien imposed by ERISA or any Environmental Law) created and maintained in the ordinary course of business which do not secure obligations exceeding $2,000,000 in the aggregate and which would not have a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

                         (iii)               Liens affecting real property which
constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Subsidiaries;

                         (iv)             Liens created pursuant to the Security
Documents and Liens expressly permitted by the Security Documents;

                         (v)              Each Lien described in Schedule 5.2(g)

hereto may be suffered to exist upon the same terms as those existing on the date hereof, but no extension or renewal thereof shall be permitted;

                         (vi)            Any Lien created to secure payment of a
portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by the Company or any of its Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price paid by the Company or such Subsidiary for such fixed asset and the aggregate principal amount of all Indebtedness secured by such Liens does not exceed $250,000, provided that such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time;

                         (vii)       Liens in favor of the Company or any of its
Subsidiaries as security for Indebtedness permitted by Section 5.2(f)(iv); and

                         (viii)      The interest or title of a lessor under any
lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Subsidiary thereunder are not delinquent.

                     (h) Merger; Acquisitions; Etc. Subject to Section 5.2(m), purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, provided, however, that this
Section 5.2(h) shall not prohibit any merger or acquisition or joint venture or similar arrangement if (i) the aggregate net consideration to be paid by the Company in connection with such transaction is not projected to exceed $3,000,000, the aggregate net consideration paid by the Company during the then most recent twelve-month period of operations of the Company with respect to all such transactions has not exceeded $9,000,000 in the aggregate, and the Company is not in an Overadvance Position, (ii) in the case of any merger or acquisition, the Company shall be the surviving or continuing corporation thereof, (iii) immediately before and after such merger or acquisition or joint venture or similar arrangement, no Default or Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article IV, and in the Security Documents, shall be true and correct on and as of the date thereof (both before and after such merger or acquisition or joint venture or similar arrangement is consummated) as if made on the date such merger or acquisition or joint venture or similar arrangement is consummated, (iv), the Company shall execute and deliver, or cause to be executed and delivered, such documents as may be requested by the Required Banks or any Agent under Sections 5.1(f) and 5.1(g), and (v) prior to or concurrently with the consummation of such merger or acquisition or joint venture or similar arrangement, the Company shall have provided to the Banks a certificate of the Chief Financial Officer of the Company, in his or her corporate capacity, stating that such transaction complies with this Section 5.2(h) and that any other conditions under this Agreement relating to such transaction have been satisfied (attaching computations to demonstrate compliance with all financial covenants hereunder). In the event an Overadvance Position exists, the prior written consent of the Banks is required in connection with any such merger or acquisition or joint venture or similar arrangement. In calculating the consideration to be paid in connection with any such transaction, the Company shall follow the rules and regulations promulgated by the Securities and Exchange Commission from time to time, including such rules governing the calculation of "earn-out" provisions. No certificate of the Chief Financial Officer of the Company shall be required under this Section 5.2(h) for any transaction having net consideration to be paid of less than $500,000.

             (i) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, provided, however, that this Section 5.2(i) shall not prohibit any such sale, lease, license, transfer, assignment or other disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the date of this Agreement shall be less than $250,000 in the aggregate, and if, immediately before and after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing.

             (j) Nature of Business. Make any material change in the nature of its business from that engaged in on the date of this Agreement.

             (k) Dividends and Other Restricted Payments. Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its capital stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its capital stock other than such dividends, payments or other distributions to the extent payable solely in shares of the capital stock of the Company or to the extent payable to the Company by a wholly-owned Subsidiary of the Company, if any Default or Event of Default shall exist or shall have occurred and be continuing or if any Default or Event of Default under any other provision of this Agreement would result therefrom. For purposes of this Section 5.2(k), "capital stock" shall include capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities.

                (l) Capital Expenditures. Acquire any fixed asset or make any other capital expenditure if the aggregate purchase price and other acquisition costs of all such fixed assets acquired and other capital expenditures made by the Company or any of its Subsidiaries during any fiscal year of the Company would exceed, on a consolidated basis, an amount equal to $1,500,000 during such fiscal year. For purposes of calculating such capital expenditure limitation, the amount of any fixed assets acquired in connection with any transaction permitted by Section 5.2(h) shall be excluded.

                (m)     Investments, Loans and Advances.  Except as permitted by
Section 5.2(h), purchase or otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor incur any Contingent Liability; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business, and
(ii) commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's Corporation, direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, provided, however, that each of the foregoing investments has a maturity date not later than thirty (30) days after the acquisition thereof by the Company or any of its Subsidiaries, (iii) money market investments, and (iv) those investments, loans, advances and other transactions described in Schedule 5.2(m) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted.

                (n)Transactions with Affiliates. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate.

                (o) Payments and Modification of Subordinated Debt. Make any optional payment, prepayment or redemption of any Subordinated Debt, nor amend or modify, or consent or agree to any amendment or modification, which would shorten any maturity or increase the amount of any payment of principal or increase the rate (or require earlier payment) of interest on any such Subordinated Debt, nor amend any agreement under which any Subordinated Debt is issued or created or otherwise related thereto, nor enter into any agreement or arrangement providing for the defeasance of any Subordinated Indebtedness.

                (p) Negative Pledge Limitation. Enter into any agreement with any person other than the Banks pursuant hereto which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

                 (q) Inconsistent Agreements. Enter into any agreement containing any material provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Subsidiaries or any Guarantor of its obligations in connection therewith.


                                   ARTICLE VI.
                                     DEFAULT

             6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 9.1:

                  (a) Nonpayment. The Company shall fail to pay when due any principal of the Notes, or any reimbursement obligation under Section 3.3 (whether by deemed disbursement of a Loan or otherwise), or failure to pay any interest on the Notes or any fees or any other amount payable hereunder; or

                  (b) Misrepresentation. Any representation or warranty made by the Company or any Guarantor in Article IV, or in any Security Document, or any other certificate, report, financial statement or other document furnished by or on behalf of the Company or any Guarantor in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) Certain Covenants. The Company or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in Article V hereof, and such failure shall not be cured within the earlier of 15 days after discovery thereof by the Company or such Guarantor or notice thereof by any Bank or any Agent to the Company or such Guarantor; or

                  (d) Other Defaults. The Company or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any Security Document, and any such failure shall remain unremedied for 15 calendar days after notice thereof shall have been given to the Company or such Guarantor, as the case may be, by any Agent (or such longer or shorter period of time as may be specified in such Security Document); or

                  (e) Cross Default. The Company or any Guarantor or any of their respective Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $250,000; or if the Company or any Guarantor or any of their respective Subsidiaries fails to perform or observe any other term, covenant or agreement contained in, or if any other event or condition occurs or exists under, any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was incurred, issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the Board of Directors of the Company; or

                (f) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $100,000 which are not fully insured shall be rendered against the Company or any Guarantor or any of their respective Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any Guarantor or any of their respective Subsidiaries which causes or could have a Material Adverse Effect, and either (i) such judgment or order shall have remained unsatisfied for a period of 30 days and the Company or such Guarantor or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or
(ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                (g) ERISA. The occurrence of a Reportable Event that results in or could result in liability of the Company, any Guarantor or any of their respective Subsidiaries or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company, any Guarantor or any of their respective Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any Guarantor, any of their respective Subsidiaries, any of their ERISA Affiliates, any Plan of the Company, any Guarantor, any of their respective Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or failure by the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Banks; or

                (h) Insolvency, Etc. The Company, any Guarantor or any of their respective Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not be able to pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company, any Guarantor or any of their respective Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company, such Guarantor or such Subsidiary and is being contested by the Company, such Guarantor or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company, such Guarantor or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                (i) Loan Documents. Any event of default described in any Loan Document shall have occurred and be continuing (which default shall not be cured within the earlier of 15 days after discovery thereof by the Company or any Guaranty or notice thereof by any Bank or any Agent to the Company or such Guarantor), or any material provision of Article VIII hereof or of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Banks or the Agents the benefits purported to be created thereby.

                6.2     Remedies.

                   (a) Upon the occurrence and during the continuance of any Event of Default, the Agents may and, upon being directed to do so by the Required Banks, shall by notice to the Company (i) terminate the Commitments or
(ii) declare the outstanding principal of, and accrued interest on, the Notes, all unpaid reimbursement obligations in respect of drawings under Letters of

Credit and all other amounts owing under this Agreement to be immediately due and payable, or (iii) demand immediate delivery of cash collateral to the Collateral Agent, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(h) with respect to the Company or any Guarantor, the Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Collateral Agent as collateral security for the payment and performance of the Company's obligations under this Agreement to the Banks and the Agents.

                 (b) Each Agent may and, upon being directed to do so by the Required Banks, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it, whether arising under this Agreement, the Notes or any Security Document or under applicable law, in any manner deemed appropriate by the Agents, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or any Security Document or in aid of the exercise of any power granted in this Agreement, the Notes or any Security Document.

                 (c) Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the Company or any Guarantor (any requirement for such notice being expressly waived by the Company and each Guarantor) set off and apply against any and all of the obligations of the Company and each Guarantor now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or any Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company or any Guarantor and any property of the Company or any Guarantor from time to time in possession of such Bank, irrespective of whether or not such Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. Each of the Company and the Guarantors hereby grants to the Banks and the Agents a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Company and each Guarantor under this Agreement. The rights of such Bank under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                                  ARTICLE VII.
                            THE AGENTS AND THE BANKS

                 7.1     Appointment  and  Authorization.   Each  Bank  hereby
irrevocably appoints First Security Bank, N.A. as the Administrative Agent and NBD Bank as the Documentation and Collateral Agent under this Agreement. Each Bank hereby irrevocably authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the Security Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agents and the Banks, and neither the Company nor any Guarantor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agents shall act solely as agents of the Banks and do not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company.

             7.2 Agent and Affiliates. First Security Bank, N.A. and NBD Bank, each in its capacity as a Bank hereunder, shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent. First Security Bank, N.A. and NBD Bank and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company, any Guarantor or any of their respective Subsidiaries as if it were not acting as an Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

                7.3 Scope of Agents' Duties. The Agents shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agents. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actioned under the Notes and the Security Documents), the Agents shall not be required to exercise any discretion or take any action, but the Agents shall take such action or omit to take any action pursuant to the reasonable written instructions of the Required Banks and may request instructions from the Required Banks. The Agents shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Banks (or all of the Banks, as the case may be, in accordance with the requirements of this Agreement), which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks; provided, however, no Agent shall be required to act or omit to act if, in the judgment of such Agent, such action or omission may expose such Agent to personal liability or is contrary to this Agreement, the Notes or the Security Documents or applicable law.

                 7.4      Reliance  by Agents.  The Agents  shall be entitled to
rely upon the contents of any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by them to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agents may treat the payee of any Note as the holder thereof unless and until the Agents receive written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Agents receive the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agents may each employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable to the Banks, except as to money or property received by them or their authorized agents, for the negligence or misconduct of any such agent selected by them with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                 7.5 Default. No Agent shall be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agents have received written notice from a Bank or the Company or any Guarantor specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agents receive such a notice, the Agents shall give written notice thereto to the Banks.

          7.6 Liability of Agents. Neither any Agent nor any of its directors, officers, agents, or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Banks or in the absence of its or their own gross negligence or willful misconduct. Neither any Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement, any Note or any Security Document, or in any certificate, eport, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of the Company or any Guarantor, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, Notes or the Security Documents or any collateral subject thereto or any other instrument or document furnished in connection herewith.

          7.7 Nonreliance on Agent and Other Banks. Each Bank acknowledges and agrees that it has, independently and without reliance on any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Guarantors and decision to enter into this Agreement and that it will, inde pendently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agents shall not be required to keep themselves informed as to the performance or observance by the Company or any Guarantor of this Agreement, the Notes or the Security Documents or any other documents referred to or provided for herein or to inspect the properties or books of the Company or any Guarantor and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by any Agent hereunder, no Agent shall have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of the Company, any Guarantor or any of their respective Subsidiaries which may come into the possession of such Agent or any of its Affiliates.

                      7.8 Indemnification. The Banks agree to indemnify each Agent (to the extent not reimbursed by the Company or any Guarantor, but without limiting any obligation of the Company or any Guarantor to make such reimbursement), ratably according to the respective principal amounts of the Advances then outstanding made by each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by such Agent under this Agreement, provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agents promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by the Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Company or any Guarantor, but without limiting the obligation of the Company or any Guarantor to make such reimbursement. Each Bank agrees to reimburse the Agents promptly upon demand for its ratable share of any amounts owing to the Agents by the Banks pursuant to this Section. If the indemnity furnished to the Agents under this Section shall, in the judgment of any Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

                 7.9      Successor Agent.  Each Agent may resign as such at any
time upon ten days' prior written notice to the Company and the Banks. In the event of any such resignation, the Required Banks shall, by an instrument in writing delivered to the Company and the Agents, appoint a successor, which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before such Agent's resignation becomes effective, the retiring Agent may appoint a temporary successor to act until such appointment by the Required Banks is made and accepted or if no such temporary successor is appointed as provided above by the retiring Agent, the Required Banks shall thereafter perform all the duties of the retiring Agent hereunder until such appointment by the Required Banks is made and accepted. Any successor to such Agent shall execute and deliver to the Company and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as an Agent hereunder. Upon request of such successor Agent, the Company and the retiring Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such retiring Agent with respect to any actions taken or omitted to be taken by such Agent while acting as an Agent hereunder.

                 7.10 Sharing of Payments. The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Advance or any other obligation owing to the Banks under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Banks on account of the Advances and other obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Commitments), such Bank shall promptly purchase from the other Banks participations in such Advances and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that al of the Banks share such payment in accordance with such ratable shares. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have share the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. The Company and the Guarantors each agrees that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment,including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Advance or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agents hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agents in such capacity (if any) shall be paid therefrom before payment of obligations owing to the Banks under this Agreement. Except as otherwise expressly provided in this Agreement, if any Bank or any Agent shall fail to remit to any Agent or any other Bank an amount payable by such Bank or such Agent to such Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agents that if any Agent shall engage in any other transactions with the Company and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, such Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

                                  ARTICLE VIII.
                                    GUARANTY

                 As an inducement to the Banks and the Agents to enter into the transactions contemplated by this Agreement, each Guarantor agrees with the Banks and the Agents as follows:

                 8.1 Guarantee of Obligations. (a) Each Guarantor hereby (i) guarantees, as principal obligor and not as surety only, to the Banks the prompt payment of the principal of and any and all accrued and unpaid interest
(including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Advances and all other obligations of the Company to the Banks and the Agents under this Agreement when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of this Agreement, the Notes and the Security Documents, including, without limitation, default interest, indemnification payments and all reasonable costs and expenses incurred by the Banks and the Agents in connection with enforcing any obligations of the Company hereunder, including without limitation the reasonable fees and disbursements of counsel,
(ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in this Agreement, the Notes and the Security Documents to be performed or observed on the part of the Company and (iii) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Banks or the Agents in connection with enforcing the obligations of the Guarantors hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

                  (b) If for any reason any duty, agreement or obligation of the Company contained in this Agreement shall not be performed or observed by the Company as provided therein, or if any amount payable under or in connection with this Agreement shall not be paid in full when the same becomes due and payable, each Guarantor undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agents for the account of the Banks regardless of any defense or setoff or counterclaim which the Company may have or assert, and regardless of any other condition or contingency.

8.2 Nature of Guaranty. The obligations of the Guarantors hereunder constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Banks and the Agents and are not contingent upon the pursuit by the Banks and the Agents of any such rights and remedies, such pursuit being hereby waived by the Guarantors.

                 8.3 Waivers and Other Agreements. Each Guarantor hereby unconditionally (a) waives any requirement that the Banks or the Agents, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against the Company before demanding payment under or seeking to enforce the obligations of the Guarantors hereunder, (b) covenants that the obligations of the Guarantors hereunder will not be discharged except by complete performance of all obligations of the Company contained in this Agreement, the Notes and the Security Documents, (c) agrees that the obligations of the Guarantors hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of this Agreement, the Notes or the Security Documents, or any limitation on the liability of the Company thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by the Company under or in connection with this Agreement, the Notes or the Security Documents, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of the Guarantors hereunder and (e) agrees that the Guaranteed Obligations shall include any amounts paid by the Company to the Banks or the Agents which may be required to be returned to the Company or to its representative or to a trustee, custodianor receiver for the Company.

                 8.4 Obligations Absolute. The obligations, covenants, agreements and duties of the Guarantors under this Agreement shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Guarantors: (a) an assignment or transfer, in whole or in part, of the Advances made to the Company or of this Agreement, any Note or any Security Document although made without notice to or consent of the Guarantors, or (b) any waiver by any Bank or any Agent or by any other person, of the performance or observance by the Company of any of the agreements, covenants, terms or conditions contained in this Agreement or in the other Loan Documents, or (c) any indulgence in or the extension of the time for payment by the Company of any amounts payable under or in connection with this Agreement or any other Loan Document, or of the time for performance by the Company of any other obligations under or arising out of this Agreement or any other Loan Document, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in this Agreement or any other Loan Document (the modification, amendment or waiver from time to time of this Agreement and the other Loan Documents being expressly authorized without further notice to or consent of the Guarantors), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Company or any of its assets, or (f) the merger or consolidation of the Company or the Guarantors with any other person, or (g) the release of discharge of the Company or the Guarantors from the performance or observance of any agreement, covenant, term or condition contained in this Agreement or any other Loan Document, by operation of law, or
(h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantors hereunder.

                 8.5 No Investigation by Banks or Agent. Each Guarantor hereby waives unconditionally any obligation which, in the absence of such provision, the Banks or the Agents might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, each Guarantor has requested that the Banks and the Agents not undertake such investigation. Each Guarantor hereby expressly confirms that the obligations of such Guarantor hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Bank or any Agent of any such law.


                8.6 Indemnity. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with the Banks and the Agents that, should the Guaranteed Obligations not be recoverable from the Guarantors under Section 8.1 for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement, any Note, any Security Document or any other agreement or instrument executed in connection herewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Bank or any Agent at any time, each Guarantor as sole, original and independent obligor, upon demand by the Required Banks or any Agent, will make payment to the Agents for the account of the Banks and the Agents of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement, the Notes and the Security Documents.

                 8.7 Subordination, Subrogation, Etc. Each Guarantor agrees that any present or future indebtedness, obligations or liabilities of the Company to any Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Company to the Banks and the Agents. Each Guarantor waives any right of subrogation to the rights of any Bank or any Agent against the Company or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which any Guarantor may make pursuant to this Agreement and the Notes, and any right of recourse to security for the debts and obligations of the Company, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been paid in full.

                8.8 Waiver. To the extent that it lawfully may, each Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement, the Notes and the Security Documents; nor will it claim, take or insist upon any benefit or advantage of any present or future l aw providing for the evaluation or appraisal of any security for its obligations hereunder orthe Company under this Agreement, the Notes and the Security Documents prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.

                                   ARTICLE IX.
                                  MISCELLANEOUS

                 9.1 Amendments, Etc. (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Company and Required Banks and, to the extent any rights or duties of any Agent may be affected thereby, such Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agents and all of the Banks, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, theNotes or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) amend, extend or terminate the respective Commitments of any Bank set forth on the signature pages hereof or modify the provisions of this Section regarding the taking of any action under this Section 9.1 or the provisions of Section 9.10 or the definition of "Required Banks" or any provision of this Agreement requiring the consent of all of the Banks, (iii) provide for the discharge of any Guarantor or the release of any Collateral subject to any Security Document, or (iv) modify any other provision of this Agreement which by its terms requires the consent of all of the Banks.

                  (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (c) Notwithstanding anything herein to the contrary, no Bank that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to any Agent, and, for purposes of determining the Required Banks at any time when any Bank is in default under this Agreement, the Commitments and Advances of such defaulting Banks shall be disregarded.

       9.2 Notices. (a) Except as otherwise provided in Section 9.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company at 1415 South Main Street, Salt Lake City, Utah 84115, Attention: Chief Financial Officer, Facsimile No. 801-483-4283, Facsimile Confirmation No. 801-484-4400, and to the Guarantors, the Agents and the Banks at the respective addresses for notices set forth on the signatures pages hereof, or to such other address as may be designated by the Company, any Guarantor, any Agent or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or, unless sooner delivered, (i) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or (ii) if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified for confirmation, provided, however, that notices to any Agent shall not be effective until received.

                  (b) Notices by the Company to the Agents with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Advances pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section
3.1 shall be irrevocable and binding on the Company.

                  (c) Any notice to be given by the Company to any Agent pursuant to Sections 2.4, 2.7 or 3.1 and any notice to be given by any Agent or any Bank hereunder, may be given by telephone, and all such notices given by the Company must be promptly confirmed in writing in the manner provided in Section 9.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given. The Company and the Guarantors shall indemnify and hold harmless the Banks and the Agents from any and all losses, damages, liabilities and claims arising from their good faith reliance on any such telephone notice.

                 9.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of any Agent or any Bank, nor any delay or failure on any part of any Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice such Agent's or such Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to any Agent or any Bank under this Agreement, the Notes or the Security Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, any Note or any Security Document or by applicable law to any Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by any Agent or any Bank and, unless contrary to the express provisions of this Agreement, the Notes or the Security Documents, irrespective of the occurrence or continuance of any Default or Event of Default.

                      9.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company or any Guarantor made herein or in any Security Document or in any certificate, report, financial statement or other document furnished by or on behalf of the Company or any Guarantor in connection with this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Company set forth in Sections 3.7, 3.9 and 9.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments.

                 9.5 Expenses; Indemnification. (a) The Company agrees to pay, or reimburse the Agents for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Collateral Agent, including without limitation the fees and expenses of Messrs. Dickinson, Wright, Moon, Van Dusen & Freeman, in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the Security Documents and in connection with advising the Collateral Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, Notes, the Security Documents (or the verification of filing, recording, perfection or priority thereof) or the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Agents and the Banks (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise)) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement, the Notes or the Security Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (iv) all reasonable costs and expenses of the Agents and the Banks (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

                         (b)   The Company hereby indemnifies and agrees to hold
harmless the Banks and the Agents, and their respective officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (excluding punitive damages arising directly out of any action taken by any Agent or any Bank based on a final judicial determination thereof) which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Bank nor any Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by any Agent to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; provided, however, that the Company shall not be required to indemnify the Banks and the Agents and such other persons, and the Banks shall be liable to the Company to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company which were caused by (A) the Administrative Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the Administrative Agent's payment to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence of wilful misconduct of the Administrative Agent. It is understood that in making any payment under a Letter of Credit the Administrative Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or wilful misconduct of the Administrative Agent in connection with such payment. It is further acknowledged and agreed that the Company may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Banks are alleged to be liable and it shall be a precondition of the assertion of any liability of the Banks under this Section 9.5(b) that the Company shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

                (c)     Subject to the provisions of Section 9.5(b), the Company
hereby indemnifies and agrees to hold harmless the Banks and the Agents, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (excluding punitive damages arising directly out of any action taken by any Agent or any Bank based on a final judicial determination thereof, but including reasonable attorneys' fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such person shall be designated as a party thereto) which the Banks or the Agents or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising under Environmental Laws; provided, however, that the Company shall not be required to indemnify any such Bank or any such Agent or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Bank or such Agent, as the case may be.


              (d) In consideration of the execution and delivery of this Agreement by each Bank and the extension of the Commitments, the Company hereby indemnifies, exonerates and holds each Agent, each Bank and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, (excluding punitive damages arising directly out of any action taken by any Agent or any Bank based on a final judicial determination thereof) and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                         (i)       any transaction financed or to be financed in
whole or in part, directly or indirectly, with the proceeds of any Advance;

                         (ii)          the entering into and performance of this
Agreement and any other agreement or instrument executed in connection herewith by any of the Indemnified Parties (including any action brought by or on behalf of a person other than the Company as the result of any determination by the Required Banks not to fund any Advance);

                         (iii)       any investigation, litigation or proceeding
related to any acquisition or proposed acquisition by the Company or any of its Subsidiaries of any portion of the stock or assets of any person, whether or not such Agent or such Bank is party thereto;

                         (iv)        any investigation, litigation or proceeding
related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Company or any of its Subsidiaries of any Hazardous Material; or

                         (v)            the presence on or under, or the escape,
seepage, leakage, spillage, discharge, emission, discharging or releasing from, any real property owned or operated by the Company or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Company conducted subsequent to a foreclosure on such property by the Banks or by reason of the relevant Indemnified Party's gross negligence or willful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Company shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Company or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

                 9.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may not, without the prior consent of the Banks, assign its rights or obligations hereunder or under the Notes or the Security Documents and the Banks shall not be obligated to make any Advance hereunder to any entity other than the Company.

        (b) Any Bank may sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Advances and such Bank's rights and benefits under this Agreement, the Notes and the Security Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Company under Sections 3.7, 3.9 and 6.2(c) as it or they would have had if such participant or participants were the Bank making the Advances to the Company hereunder, provided, however, that
(i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Company, the Agents and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by such Bank or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder.

               (c) The Agents from time to time in their sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agents provided under this Agreement, the Notes, the Security Documents or otherwise. In furtherance of such agency, the Agents may from time to time direct that the Company and the Guarantors provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agents. The Company and each Guarantor hereby consents to the appointment of such agents and agrees to provide all such notices, reports and other documents and to otherwise deal with such agents acting on behalf of such Agent in the same manner as would be required if dealing with such Agent itself.

               (d) Each Bank may, with the prior consent of the Required Banks, assign to one or more banks or other entities all or a portion of its rights and obligations (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement,
(A) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as the Agents may consent to and (B) after giving effect to each such assignment, the amount of the Commitment of the assigning Bank shall in no event be less than $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit I hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000, and (iv) any Bank may without the consent of any Agent, and without paying any fee, assign to any Affiliate of such Bank that is a bank or financial institution all of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

              (e) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Sections 4.6 and 5.1(d) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agents by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

                 (f) The Administrative Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice. 5.
                 (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Company, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B hereto.

                (h) The Company shall not be liable for any costs or expenses of any Bank in effectuating any participation or assignment under this Section 9.6.

                (i) The Banks may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company.


                (j) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Bank from its obligations under this Agreement.

                9.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                9.8 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan appli cable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each of the Company and the Guarantors and the Agents and the Banks further agrees that any legal or equitable action or proceeding with respect to this Agreement, the Notes and the Security Documents or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Company and each Guarantor and the Agents and the Banks hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and, in the case of the Company and each Guarantor irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the mailing thereof by registered or certified mail, postage prepaid to the Company or such Guarantor at its address for notices pursuant to Section 9.2. Nothing in this paragraph shall affect the rights of the Banks and the Agents to serve process in any other manner permitted by law or limit the rights of the Banks and the Agents to bring any such action or proceeding against the Company or any Guarantor or property in the courts of any other jurisdiction. The Company and each Guarantor and Agents and the Banks hereby irrevocably waive any objection to the laying of venue of any such action or proceeding in the above described courts.

             9.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

                 9.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.


                 9.11 Integration and Severability. This Agreement, the Notes and the Security Documents embody the entire agreement and understanding between the Company, the Guarantors and the Agents and the Banks, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Company or any Guarantor under this Agreement, the Notes or the Security Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company and the Guarantors shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company or any Guarantor under this Agreement, the Notes or the Security Documents in any other jurisdiction.

                 9.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

                 9.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement, the Notes or the Security Documents, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or the Security Documents at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Banks have been paid in full.

                 9.14 Waiver of Jury Trial. The Banks and the Agents and the Company and the Guarantors, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither any Bank, any Agent, any Guarantor nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the 11th day of July, 1996, which shall be the Effective Date of this Agreement.


                                          SOS STAFFING SERVICES, INC.



                                           By:_________________________________
                                           Its:_______________________________

Address for Notices:                  SOS COLLECTION SERVICES, INC.,
AS A GUARANTOR

1415 South Main Street                  By:__________________________________
Salt Lake City, Utah 84115
Attention: Chief Financial Officer           Its:_______________________________
Facsimile No.: 801-483-4283

Facsimile
  Confirmation No.: 801-484-4400


Address for Notices:                  FIRST SECURITY BANK, N.A.,
   Individually as a Bank and as
   Administrative Agent


15 East 100 South                       By:_________________________________
Second Floor
Salt Lake City, Utah 84111
Attention: David Williams                  Its:________________________________

Telephone: (801) 246-5540

Facsimile: (801) 246-5532

Commitment Amount: $10,000,000

Percentage of
  Total Commitments:  50%

  Address for Notices:               NBD BANK, Individually as a Bank
                                       and as Documentation and Collateral Agent



611 Woodward Avenue                   By__________________________________
Detroit, Michigan 4822                      Its_________________________________

Attention: Timothy P. O'Neil

Facsimile No.: (313) 225-2649

Facsimile
  Confirmation No.:  (313) 225-1282

Commitment Amount: $10,000,000

Percentage of
  Total Commitments:  50%


Total Commitment Amount of
all Banks: $20,000,000

















WP6:[WPSHH.00007.2954]CREDIT3.AGR

                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT, dated as of July 11, 1996 (this "Security Agreement"), is made by SOS COLLECTION SERVICES, INC., an Arizona corporation (the "Company"), in favor of NBD Bank, a Michigan banking corporation, as collateral agent (in such capacity, the "Agent") for the benefit of itself and the banks (the "Banks") now or hereafter parties to the Credit Agreement described below.

                                    RECITALS

     A. The Company has entered into a Credit Agreement of even date herewith (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Credit Agreement"), as guarantor, with SOS Staffing Services, Inc., a Utah corporation (the "Borrower"), the Banks, First Security Bank, N.A., as Administrative Agent, and NBD Bank, as Documentation and Collateral Agent, pursuant to which the Banks may make Advances (as therein defined) to the Borrower.

     B. Under the terms of the Credit Agreement, the Company has agreed to grant to the Agent, for the benefit of itself and the Banks, a first-priority security interest, subject only to security interests expressly permitted by the Credit Agreement, in and to the Collateral hereinafter described.

                                    AGREEMENT

     To secure (a) the prompt and complete payment of all indebtedness and other obligations of the Borrower or any Subsidiary now or hereafter owing to the Banks or the Agent under or on account of the Credit Agreement, any Security Document or any letters of credit, notes or other instruments issued to the Agent or Banks pursuant thereto, (b) the performance of the covenants under the Credit Agreement and the Security Documents and any monies expended by the Agent in connection therewith, (c) the prompt and complete payment of all obligations and performance of all covenants of the Borrower or any Subsidiary under any interest rate or currency swap agreements or similar transactions with any Bank and (d) the prompt and complete payment of any and all other indebtedness, obligations and liabilities of any kind of the Borrower or any Subsidiary to the Agent and the Banks, or any of them, in all cases, of any kind or nature, howsoever created or evidenced and whether now or hereafter existing, direct or indirect (including without limitation any participation interest acquired by any Bank in any such indebtedness, obligations or liabilities of the Borrower or any Subsidiary to any other person), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Borrower or any Subsidiary as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation all principal and all interest (including any interest accruing subsequent to any petition filed by or against the Borrower or any Subsidiary under the U.S. Bankruptcy Code), indemnity and reimbursement obligations, charges, expenses, fees, attorneys' fees and disbursements and any other amounts owing thereunder (all of the aforesaid indebtedness, obligations and liabilities of the Borrower and its Subsidiaries being herein called the "Secured Obligations", and all of the documents, agreements and instruments among the Borrower, the Subsidiaries, the Agent, the Banks, or any of them, evidencing or securing the repayment of, or otherwise pertaining to, the Secured Obligations including without limitation the Credit Agreement, the Notes and the Security Documents, being herein collectively called the "Operative Documents"), for value received and pursuant to the Credit Agreement, the Company hereby grants, assigns and transfers to the Agent for the benefit of the Banks a first-priority security interest, subject only to Permitted Liens, in and to the following described property whether now owned or existing or hereafter acquired or arising and wherever located (all of which is herein collectively called the "Collateral"):

     (a) All of the Company's present and future accounts, documents, instruments, general intangibles and chattel paper, including, but without limitation, all accounts receivable, contract rights, all deposit accounts and all monies and claims for money due or to become due to the Company, security held or granted to the Company, and all assets described in clause (d) below;

     (b) All of the Company's furniture, fixtures, machinery and equipment, whether now owned or hereafter acquired, and wherever located, and whether used by the Company or any other person, or leased by the Company to any person and whether the interest of Company is as owner, lessee or otherwise;

     (c) All of the Company's present and future inventory of every type, wherever located, including but not limited to raw materials, work in process, finished goods and all inventory that is available for leasing or leased to others by the Company;

     (d) All other present and future personal property of the Company (whether tangible or intangible), including but not limited to all trademarks, tradenames, service marks, patents, industrial designs, masks, trade names, trade secrets, copyrights, franchises, customer lists, service marks, computer programs, software, tax refund claims, licenses and permits, and the good will associated therewith and all federal, state, foreign and other applications and registrations therefor, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof now or hereafter in effect, all income, license royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, any damages, proceeds or payments for past or future infringements thereof and all income, royalties, damages and payments under all licenses thereof, the right to sue for past, present and future infringements thereof, all right, title and interest of the Company as licensor under any of the foregoing whether now owned and existing or hereafter arising, and all other rights and other interests corresponding thereto throughout the world (all of the assets described in this clause (d) collectively referred to as the "Intellectual Property");

     (e) All books, records, files, correspondence, computer programs, tapes, disks, cards, accounting information and other data of the Company related in

                               SECURITY AGREEMENT
any way to the Collateral described in clauses (a), (b), (c) and (d) above, including but not limited to any of the foregoing necessary to administer, sell or dispose of any of the Collateral;

     (f)  All   substitutions  and  replacements  for,  and  all  additions  and accessions to, any and all of the foregoing; and

     (g) All products and all proceeds of any and all of the foregoing, and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

     1. Representations, Warranties, Covenants and Agreements. The Company further represents, warrants, covenants, and agrees with the Agent for the benefit of the Banks as follows:

     (a) Ownership of Collateral; Security Interest Priority. At the time any Collateral becomes subject to a security interest of the Agent hereunder, unless the Agent shall otherwise consent, the Company shall be deemed to have represented and warranted that (i) the Company is the lawful owner of or otherwise has an interest in such Collateral and has the right and authority to subject the same to the security interest of the Agent; (ii) other than Permitted Liens and lessors' interest with respect to any security interest in any property leased by the Company as lessee, none of the Collateral is subject to any Lien other than that in favor of the Agent and there is no effective financing statement or other filing covering any of the Collateral on file in any public office, other than in favor of the Agent. This Security Agreement creates in favor of the Agent a valid first-priority security interest, subject only to Permitted Liens, in the Collateral enforceable against the Company and all third parties and securing the payment of the Secured Obligations. All financing statements necessary to perfect such security interest in the Collateral have been delivered by the Company to the Agent for filing.

     (b) Location of Offices, Records and Facilities. The Company's chief executive office and chief place of business and the office where the Company keeps its records concerning its accounts, contract rights, chattel papers, instruments, general intangibles and other obligations arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of Utah, County of Salt Lake at 1415 South Main Street, Salt Lake City, Utah 84115. The Company will provide the Agent with prior written notice of any proposed change in the location of its chief executive office. The Company's only other offices and facilities are at the locations set forth in Schedule 1(b) hereto. The Company will provide the Agent with prior written notice of any change in the locations of its other offices and the facilities at which any assets of the Company are located. The tax identification number of the Company is 86-0808307. The name of the Company is SOS Collection Services, Inc., and the Company operates under no

                               SECURITY AGREEMENT
other names other than National Collex Corporation. The Company shall not change its name or operate under any names other than as listed above without the prior written consent of the Agent.

     (C) Location of Inventory, Fixtures, Machinery and Equipment. (i) Except for purchased inventory in transit, all Collateral consisting of inventory currently is located at the locations listed on Schedule 1(c)(i) hereto. (ii) All Collateral consisting of fixtures, machinery or equipment (except for purchased machinery or equipment in transit), if any, currently is located at the locations listed on Schedule 1(c)(ii) hereto.

     (d) Liens, Etc. The Company will keep the Collateral free at all times from any and all liens, security interests or encumbrances other than those described in paragraph 1(a)(ii) and those consented to in writing by the Required Banks. The Company will not, without the prior written consent of the Agent, sell, lease, license, transfer, assign or otherwise dispose, or permit or suffer to be sold, leased, licensed, transferred, assigned or otherwise disposed, any of the Collateral, except for, prior to an event of default only (notwithstanding any other agreement), the following: inventory sold in the ordinary course of business and other assets permitted to be sold, leased, licensed, transferred, assigned or otherwise disposed under Sections 5.2(h), 5.2(i) and or 5.2(m) of the Credit Agreement. The Agent or its attorneys may at any and all reasonable times inspect the Collateral and for such purpose may enter upon any and all premises where the Collateral is or might be kept or located.

     (e) Insurance. The Company shall keep the tangible Collateral insured at all times against loss by theft, fire and other casualties. Said insurance shall be issued by a company rated A or better by Best and shall be in amounts sufficient to protect the Agent against any and all loss or damage to the Collateral. The policy or policies which evidence said insurance shall be delivered to the Agent upon request, shall contain a lender loss payable clause in favor of the Agent, shall name the Agent for the benefit of the Banks as an additional insured, as its interest may appear, shall not permit amendment, cancellation or termination without giving the Agent at least 30 days prior written notice thereof, and shall otherwise be in form and substance satisfactory to the Agent. Reimbursement under any liability insurance maintained by the Company pursuant to this paragraph 1(e) may be paid directly to the person who shall have incurred liability covered by such insurance, provided that if there is no Default or Event of Default (whether before or after any event which caused any reimbursement under any liability insurance) the Company may use the proceeds of such insurance solely to repair or replace the property damaged if the insurance proceeds are less than $500,000, and if such reimbursement is greater than $500,000 any such amounts in excess of $500,000 shall be paid to the Agent for application to the Secured Obligations.

     (f) Taxes, Etc. The Company will pay promptly, and within the time that they can be paid without interest or penalty, any taxes, assessments and similar imposts and charges, not being contested in good faith, which are now or hereafter may become a Lien upon any of the Collateral. If the Company fails to pay any such taxes, assessments or other imposts or charges in accordance with

                               SECURITY AGREEMENT
this Section, the Agent shall have the option to do so and the Company agrees to repay forthwith all amounts so expended by the Agent with interest at the Overdue Rate.

     (g) Further Assurances. The Company will do all acts and things and will execute all financing statements and writings reasonably requested by the Agent to establish, maintain and continue a perfected and valid security interest of the Agent in the Collateral, and will promptly on demand pay all reasonable costs and expenses of filing and recording all instruments, including the costs of any searches deemed necessary by the Agent, to establish and determine the validity and the priority of the Agent's security interests. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

     (h) List of Patents, Copyrights, Mask Works and Trademarks. Attached hereto as Schedule 1(h)(i) is a list of all patents and patent applications owned by the Company. Attached hereto as Schedule 1(h)(ii) is a list of all registered copyrights and all mask works and applications therefor owned by the Company. Attached hereto as Schedule 1(h)(iii) is a list of all trademarks and service marks owned by the Company. If the Company at any time owns any additional patents, copyrights, mask works, trademarks or any applications therefor not listed on such schedules, the Company shall give the Agent prompt written notice thereof and hereby authorizes the Agent to modify this Agreement by amending Schedules 1(h)(i), 1(h)(ii) and 1(h)(iii) to include all future patents, copyrights, mask works, trademarks and applications therefor and agrees to execute all further instruments and agreements, if any, if requested by the Agent to evidence the Agent's interest therein.

     (i) Maintenance of Tangible Collateral. To the extent necessary for the operation of its business, the Company will cause the tangible Collateral material to the conduct of its business to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the tangible Collateral as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements which are necessary or desirable to such end. The Company shall promptly furnish to the Agent a statement respecting any loss or damage to any of the tangible Collateral.

     (j) Special Rights Regarding Receivables. The Agent or any of its agents may, at any time and from time to time in its sole discretion and irrespective of the existence of any event of default under this Security Agreement, verify, directly with each person (collectively, the "Obligors") which owes any Receivables to the Company, the Receivables in any manner. The Agent or any of its agents may, at any time from time to time after and during the continuance of an event of default under this Security Agreement, notify the Obligors of the security interest of the Agent in the Collateral and/or direct such account debtors that all payments in connection with such obligations and the Collateral

                               SECURITY AGREEMENT
be made directly to the Agent in the Agent's name. If the Agent or any of its agents shall collect such obligations directly from the Obligors, the Agent or any of its agents shall have the right to resolve any disputes relating to returned goods directly with the Obligors in such manner and on such terms as the Agent or any of its agents shall reasonably deem appropriate. The Company directs and authorizes any and all of its present and future account debtors to comply with requests for information from the Agent, the Agent's designees and agents and/or auditors, relating to any and all business transactions between the Company and the Obligors. The Company further directs and authorizes all of its Obligors upon receiving a notice or request sent by the Agent or the Agent's agents or designees to pay directly to the Agent any and all sums of money or proceeds now or hereafter owing by the Obligors to the Company, and any such payment shall act as a discharge of any debt of such Obligor to the Company in the same manner as if such payment had been made directly to the Company. The Company agrees to take any and all action as the Agent may reasonably request to assist the Agent in exercising the rights described in this Section.

     (k) Maintenance of Intellectual Property and Other Intangible Collateral. To the extent necessary for the operation of its business, the Company shall preserve and maintain all rights of the Company and the Agent in all material Intellectual Property and all other material intangible Collateral, including without limitation the payment of all maintenance fees, filing fees and the taking of all appropriate action at the Company's expense to halt the infringement of any of the Intellectual Property or other Collateral, provided that, with respect to halting the infringement of any Intellectual Property or other Collateral, the Company does not need to take all such appropriate action if the Company has, or after event of default the Required Banks have, reasonably determined that it is not in its best interest to demand or enforce cessation of such infringement or other conduct because it is either not material or because the adverse consequences to the Company would outweigh the benefits gained by such demand or enforcement.

     2. Events of Default. The occurrence of any Event of Default under the Credit Agreement shall be deemed an "event of default" under this Security Agreement.

     3. Remedies. Upon the occurrence of any event of default specified in Paragraph 2 hereof, the Agent shall have and may exercise any one or more of the rights and remedies provided to it under this Security Agreement or any of the other Operative Documents or provided by law, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Company hereby agrees to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties, authorizes the Agent to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements, incurred by the Agent) and then to the payment and satisfaction of the Secured Obligations. Any requirement of reasonable notice

                               SECURITY AGREEMENT
shall be met if the Agent sends such notice to the Company, by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to a required notice. The Agent or any Bank may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Secured Obligations. The Agent shall have no obligation to preserve rights against prior parties. The Company hereby waives as to the Agent and each Bank any right of subrogation or marshalling of such Collateral and any other collateral for the Secured Obligations. To this end, the Company hereby expressly agrees that any such collateral or other security of the Company or any other party which the Agent may hold, or which may come to any of the Banks or any of their possession, may be dealt with in all respects and particulars as though this Security Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which the Agent or the Company does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Company shall be liable for any deficiency remaining after disposition of the Collateral.

     4. Special Remedies Concerning Certain Collateral.

     (a) Upon the occurrence of any event of default which shall remain uncured, the Company shall, if requested to do so in writing, and to the extent so requested (i) promptly collect and enforce payment of all amounts due the Company on account of, in payment of, or in connection with, any of the Collateral, (ii) hold all payments in the form received by the Company as trustee for the Agent, without commingling with any funds belonging to the Company, (iii) forthwith deliver all such payments to the Agent with endorsement to the Agent's order of any checks or similar instruments, and (iv) promptly provide to the Agent a listing or listings (including addresses) of all obligors under accounts receivable owing to the Company or any Subsidiary.

     (b) Upon the occurrence of any event of default which shall remain uncured, the Company shall, if requested to do so, and to the extent so requested, notify all Obligors and other persons with obligations to the Company on account of or in connection with any of the Collateral of the security interest of the Agent in the Collateral and direct such account debtors and other persons that all payments in connection with such obligations and the Collateral be made directly to the Agent. The Agent itself may, upon the occurrence of an event of default which shall remain uncured, so notify and direct any such account debtor or other person that such payments are to be made directly to the Agent.

     (c) Upon the occurrence of any event of default which shall remain uncured, for purposes of assisting the Agent in exercising its rights and remedies provided to it under this Security Agreement, the Company (i) hereby irrevocably constitutes and appoints the Agent its true and lawful attorney, for and in the Company's name, place and stead, to collect, demand, receive, sue for,

                               SECURITY AGREEMENT
compromise, and give good and sufficient releases for, any monies due or to become due on account of, in payment of, or in connection with the Collateral,
(ii) hereby irrevocably authorizes the Agent to endorse the name of the Company, upon any checks, drafts, or similar items which are received in payment of, or in connection with, any of the Collateral, and to do all things necessary in order to reduce the same to money, (iii) with respect to any Collateral, hereby irrevocably assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment (including adjustment of insurance payments) thereof, all in such manner and at such time or times as the Agent shall deem advisable and (iv) hereby irrevocably authorizes the Agent to notify the post office authorities to change the address for delivery of the Company's mail to an address designated by the Agent, and the Agent may receive, open and dispose of all mail addressed to the Company. Notwithstanding any other provisions of this Security Agreement, it is expressly understood and agreed that the Agent shall have no duty, and shall not be obligated in any manner, to make any demand or to make any inquiry as to the nature or sufficiency of any payments received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts due or to become due on account of or in connection with any of the Collateral.

     5. Remedies Cumulative. No right or remedy conferred upon or reserved to the Agent under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Agent under any Operative Document or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Agent. To the extent that it lawfully may, the Company agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will the Company, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

     6. Conduct No Waiver. No waiver of default shall be effective unless in writing executed by the Agent and waiver of any default or forbearance on the part of the Agent in enforcing any of its rights under this Security Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

     7. Governing Law; Consent to Jurisdiction; Definitions. This Security Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made

                             SECURITY AGREEMENT
and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Company agrees that any legal action or proceeding with respect to this Security Agreement or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints the Chief Financial Officer of the Company, at the Company's address set forth in the Credit Agreement, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address set forth in the Credit Agreement. Nothing in this paragraph shall affect the right of the Agent to serve process in any other manner permitted by law or limit the right of the Agent to bring any such action or proceeding against the Company or its property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, terms used in
Article 9 of the Uniform Commercial Code in the State of Michigan are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     8.   Notices.   All  notices,   demands,   requests,   consents  and  other
communications hereunder shall be delivered in the manner described in the Credit Agreement.

     9. Rights Not Construed as Duties. The Agent neither assumes nor shall it have any duty of performance or other responsibility under any contracts in which the Agent has or obtains a security interest hereunder. If the Company fails to perform any agreement contained herein, the Agent may but is in no way obligated to itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by the Company under paragraph 12. The powers conferred on the Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and accounting for monies actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     10.  Amendments.  None  of  the  terms  and  provisions  of  this  Security
Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto.

     11. Severability. If any one or more provisions of this Security Agreement should be invalid, illegal or unenforceable in any respect, the validity,

                               SECURITY AGREEMENT
legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

     12. Expenses. (a) The Company agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct.

     (b) The Company will, upon demand, pay to the Agent an amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or under the Operative Documents, or
(iv) the failure of the Company to perform or observe any of the provisions hereof.

     13. Successors and Assigns; Termination. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Company, its successors and assigns, and inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and its successors, transferees and assigns. Upon the payment in full in immediately available funds of all of the Secured Obligations and the termination of all commitments to lend under the Operative Documents, the security interest granted hereunder shall terminate and all rights to the Collateral shall revert to the Company.

     14.  Waiver of Jury  Trial.  The  Agent and the Banks,  in  accepting  this
Security Agreement, and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Security Agreement or any related instrument or agreement or any of the transactions contemplated by this Security Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Agent, the Banks nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Agent, the Banks or the Company except by a written instrument executed by all of them.

                               SECURITY AGREEMENT
                                      -10

     IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed as of the day and year first set forth above.

                                       SOS COLLECTION SERVICES, INC.


                                       By: /S/ Richard D Reinhold
                                           Richard J. Tripp
                                           Its:  Chief Executive Officer

Accepted and Agreed:


NBD BANK, as Collateral Agent
and on behalf of the Banks



By: ____________________________________

     Its: ______________________________



                         CERTIFICATE OF ACKNOWLEDGEMENT


STATE OF   _______         )
                           ) ss.
COUNTY OF  _______         )


     The foregoing Security Agreement was acknowledged before me on this _______ day of July, 1996 by Richard J. Tripp, the Chief Executive Officer of SOS Collection Services, Inc., an Arizona corporation, on behalf of said corporation

(seal)                                     Notary Public

                                            /s/ Ken J Zaholini

                               SECURITY AGREEMENT

STATE OF MICHIGAN )
                               ) ss.
COUNTY OF WAYNE )


     The foregoing Security Agreement was acknowledged before me on this ______ day of July, 1996, by ____________________, the ___________________ of NBD Bank,
as Collateral Agent, a Michigan banking corporation, on behalf of said corporation.


(Seal)                                      Notary Public


                                            /s/ Phyllis Bonzani




WP6:[WPMYL.00007.2954]AGR_AA2_01.

                               SECURITY AGREEMENT
                                      -12-

                             SECURITY AGREEMENT


     THIS SECURITY AGREEMENT, dated as of July 11, 1996 (this "Security Agreement"), is made by SOS STAFFING SERVICES, INC., a Utah corporation (the "Company"), in favor of NBD Bank, a Michigan banking corporation, as collateral agent (in such capacity, the "Agent") for the benefit of itself and the banks (the "Banks") now or hereafter parties to the Credit Agreement described below.

                                    RECITALS

     A. The Company has entered into a Credit Agreement of even date herewith (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Credit Agreement"),with the guarantors parties thereto, the Banks, First Security Bank, N.A., as Administrative Agent, and NBD Bank, as Documentation and Collateral Agent, pursuant to which the Banks may make Advances (as therein defined) to the Borrower.

     B. Under the terms of the Credit Agreement, the Company has agreed to grant to the Agent, for the benefit of itself and the Banks, a first-priority security interest, subject only to security interests expressly permitted by the Credit Agreement, in and to the Collateral hereinafter described.

                                    AGREEMENT

     To secure (a) the prompt and complete payment of all indebtedness and other obligations of the Borrower or any Subsidiary now or hereafter owing to the Banks or the Agent under or on account of the Credit Agreement, any Security Document or any letters of credit, notes or other instruments issued to the Agent or Banks pursuant thereto, (b) the performance of the covenants under the Credit Agreement and the Security Documents and any monies expended by the Agent in connection therewith, (c) the prompt and complete payment of all obligations and performance of all covenants of the Borrower or any Subsidiary under any interest rate or currency swap agreements or similar transactions with any Bank and (d) the prompt and complete payment of any and all other indebtedness, obligations and liabilities of any kind of the Borrower or any Subsidiary to the Agent and the Banks, or any of them, in all cases, of any kind or nature, howsoever created or evidenced and whether now or hereafter existing, direct or indirect (including without limitation any participation interest acquired by any Bank in any such indebtedness, obligations or liabilities of the Borrower or any Subsidiary to any other person), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Borrower or any Subsidiary as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation all principal and all interest (including any interest accruing subsequent to any petition filed by or against the Borrower or any Subsidiary under the U.S. Bankruptcy Code), indemnity and reimbursement obligations, charges, expenses, fees, attorneys' fees and disbursements and any other amounts owing thereunder (all of the aforesaid indebtedness, obligations and liabilities of the Borrower and its Subsidiaries being herein called the "Secured Obligations", and all of the documents, agreements and instruments among the Borrower, the Subsidiaries, the Agent, the Banks, or any of them, evidencing or securing the repayment of, or otherwise pertaining to, the Secured Obligations including without limitation the Credit Agreement, the Notes and the Security Documents, being herein collectively called the "Operative Documents"), for value received and pursuant to the Credit Agreement, the Company hereby grants, assigns and transfers to the Agent for the benefit of the Banks a first-priority security interest, subject only to Permitted Liens, in and to the following described property whether now owned or existing or hereafter acquired or arising and wherever located (all of which is herein collectively called the "Collateral"):

     (a) All of the Company's present and future accounts, documents, instruments, general intangibles and chattel paper, including, but without limitation, all accounts receivable, contract rights, all deposit accounts and all monies and claims for money due or to become due to the Company, security held or granted to the Company, and all assets described in clause (d) below;

     (b) All of the Company's furniture, fixtures, machinery and equipment, whether now owned or hereafter acquired, and wherever located, and whether used by the Company or any other person, or leased by the Company to any person and whether the interest of Company is as owner, lessee or otherwise;

     (c) All of the Company's present and future inventory of every type, wherever located, including but not limited to raw materials, work in process, finished goods and all inventory that is available for leasing or leased to others by the Company;

     (d) All other present and future personal property of the Company (whether tangible or intangible), including but not limited to all trademarks, tradenames, service marks, patents, industrial designs, masks, trade names, trade secrets, copyrights, franchises, customer lists, service marks, computer programs, software, tax refund claims, licenses and permits, and the good will associated therewith and all federal, state, foreign and other applications and registrations therefor, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof now or hereafter in effect, all income, license royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, any damages, proceeds or payments for past or future infringements thereof and all income, royalties, damages and payments under all licenses thereof, the right to sue for past, present and future infringements thereof, all right, title and interest of the Company as licensor under any of the foregoing whether now owned and existing or hereafter arising, and all other rights and other interests corresponding thereto throughout the world (all of the assets described in this clause (d) collectively referred to as the "Intellectual Property");

     (e) All books, records, files, correspondence, computer programs, tapes, disks, cards, accounting information and other data of the Company related in

                               SECURITY AGREEMENT
any way to the Collateral described in clauses (a), (b), (c) and (d) above, including but not limited to any of the foregoing necessary to administer, sell or dispose of any of the Collateral;

     (f)  All   substitutions  and  replacements  for,  and  all  additions  and accessions to, any and all of the foregoing; and

     (g) All products and all proceeds of any and all of the foregoing, and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

     1. Representations, Warranties, Covenants and Agreements. The Company further represents, warrants, covenants, and agrees with the Agent for the benefit of the Banks as follows:

     (a) Ownership of Collateral; Security Interest Priority. At the time any Collateral becomes subject to a security interest of the Agent hereunder, unless the Agent shall otherwise consent, the Company shall be deemed to have represented and warranted that (i) the Company is the lawful owner of or otherwise has an interest in such Collateral and has the right and authority to subject the same to the security interest of the Agent; (ii) other than Permitted Liens and lessors' interest with respect to any security interest in any property leased by the Company as lessee, none of the Collateral is subject to any Lien other than that in favor of the Agent and there is no effective financing statement or other filing covering any of the Collateral on file in any public office, other than in favor of the Agent. This Security Agreement creates in favor of the Agent a valid first-priority security interest, subject only to Permitted Liens, in the Collateral enforceable against the Company and all third parties and securing the payment of the Secured Obligations. All financing statements necessary to perfect such security interest in the Collateral have been delivered by the Company to the Agent for filing.

     (b) Location of Offices, Records and Facilities. The Company's chief executive office and chief place of business and the office where the Company keeps its records concerning its accounts, contract rights, chattel papers, instruments, general intangibles and other obligations arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of Utah, County of Salt Lake at 1415 South Main Street, Salt Lake City, Utah 84115. The Company will provide the Agent with prior written notice of any proposed change in the location of its chief executive office. The Company's only other offices and facilities are at the locations set forth in Schedule 1(b) hereto. The Company will provide the Agent with prior written notice of any change in the locations of its other offices and the facilities at which any assets of the Company are located. The tax identification number of the Company is 86-0808307. The name of the Company is SOS Collection Services, Inc., and the Company operates under no

                               SECURITY AGREEMENT
other names other than National Collex Corporation. The Company shall not change its name or operate under any names other than as listed above without the prior written consent of the Agent.

     (C) Location of Inventory, Fixtures, Machinery and Equipment. (i) Except for purchased inventory in transit, all Collateral consisting of inventory currently is located at the locations listed on Schedule 1(c)(i) hereto. (ii) All Collateral consisting of fixtures, machinery or equipment (except for purchased machinery or equipment in transit), if any, currently is located at the locations listed on Schedule 1(c)(ii) hereto.

     (d) Liens, Etc. The Company will keep the Collateral free at all times from any and all liens, security interests or encumbrances other than those described in paragraph 1(a)(ii) and those consented to in writing by the Required Banks. The Company will not, without the prior written consent of the Agent, sell, lease, license, transfer, assign or otherwise dispose, or permit or suffer to be sold, leased, licensed, transferred, assigned or otherwise disposed, any of the Collateral, except for, prior to an event of default only (notwithstanding any other agreement), the following: inventory sold in the ordinary course of business and other assets permitted to be sold, leased, licensed, transferred, assigned or otherwise disposed under Sections 5.2(h), 5.2(i) and or 5.2(m) of the Credit Agreement. The Agent or its attorneys may at any and all reasonable times inspect the Collateral and for such purpose may enter upon any and all premises where the Collateral is or might be kept or located.

     (e) Insurance. The Company shall keep the tangible Collateral insured at all times against loss by theft, fire and other casualties. Said insurance shall be issued by a company rated A or better by Best and shall be in amounts sufficient to protect the Agent against any and all loss or damage to the Collateral. The policy or policies which evidence said insurance shall be delivered to the Agent upon request, shall contain a lender loss payable clause in favor of the Agent, shall name the Agent for the benefit of the Banks as an additional insured, as its interest may appear, shall not permit amendment, cancellation or termination without giving the Agent at least 30 days prior written notice thereof, and shall otherwise be in form and substance satisfactory to the Agent. Reimbursement under any liability insurance maintained by the Company pursuant to this paragraph 1(e) may be paid directly to the person who shall have incurred liability covered by such insurance, provided that if there is no Default or Event of Default (whether before or after any event which caused any reimbursement under any liability insurance) the Company may use the proceeds of such insurance solely to repair or replace the property damaged if the insurance proceeds are less than $500,000, and if such reimbursement is greater than $500,000 any such amounts in excess of $500,000 shall be paid to the Agent for application to the Secured Obligations.

     (f) Taxes, Etc. The Company will pay promptly, and within the time that they can be paid without interest or penalty, any taxes, assessments and similar imposts and charges, not being contested in good faith, which are now or hereafter may become a Lien upon any of the Collateral. If the Company fails to pay any such taxes, assessments or other imposts or charges in accordance with

                               SECURITY AGREEMENT
this Section, the Agent shall have the option to do so and the Company agrees to repay forthwith all amounts so expended by the Agent with interest at the Overdue Rate.

     (g) Further Assurances. The Company will do all acts and things and will execute all financing statements and writings reasonably requested by the Agent to establish, maintain and continue a perfected and valid security interest of the Agent in the Collateral, and will promptly on demand pay all reasonable costs and expenses of filing and recording all instruments, including the costs of any searches deemed necessary by the Agent, to establish and determine the validity and the priority of the Agent's security interests. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

     (h) List of Patents, Copyrights, Mask Works and Trademarks. Attached hereto as Schedule 1(h)(i) is a list of all patents and patent applications owned by the Company. Attached hereto as Schedule 1(h)(ii) is a list of all registered copyrights and all mask works and applications therefor owned by the Company. Attached hereto as Schedule 1(h)(iii) is a list of all trademarks and service marks owned by the Company. If the Company at any time owns any additional patents, copyrights, mask works, trademarks or any applications therefor not listed on such schedules, the Company shall give the Agent prompt written notice thereof and hereby authorizes the Agent to modify this Agreement by amending Schedules 1(h)(i), 1(h)(ii) and 1(h)(iii) to include all future patents, copyrights, mask works, trademarks and applications therefor and agrees to execute all further instruments and agreements, if any, if requested by the Agent to evidence the Agent's interest therein.

     (i) Maintenance of Tangible Collateral. To the extent necessary for the operation of its business, the Company will cause the tangible Collateral material to the conduct of its business to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the tangible Collateral as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements which are necessary or desirable to such end. The Company shall promptly furnish to the Agent a statement respecting any loss or damage to any of the tangible Collateral.

     (j) Special Rights Regarding Receivables. The Agent or any of its agents may, at any time and from time to time in its sole discretion and irrespective of the existence of any event of default under this Security Agreement, verify, directly with each person (collectively, the "Obligors") which owes any Receivables to the Company, the Receivables in any manner. The Agent or any of its agents may, at any time from time to time after and during the continuance of an event of default under this Security Agreement, notify the Obligors of the security interest of the Agent in the Collateral and/or direct such account debtors that all payments in connection with such obligations and the Collateral

                               SECURITY AGREEMENT
be made directly to the Agent in the Agent's name. If the Agent or any of its agents shall collect such obligations directly from the Obligors, the Agent or any of its agents shall have the right to resolve any disputes relating to returned goods directly with the Obligors in such manner and on such terms as the Agent or any of its agents shall reasonably deem appropriate. The Company directs and authorizes any and all of its present and future account debtors to comply with requests for information from the Agent, the Agent's designees and agents and/or auditors, relating to any and all business transactions between the Company and the Obligors. The Company further directs and authorizes all of its Obligors upon receiving a notice or request sent by the Agent or the Agent's agents or designees to pay directly to the Agent any and all sums of money or proceeds now or hereafter owing by the Obligors to the Company, and any such payment shall act as a discharge of any debt of such Obligor to the Company in the same manner as if such payment had been made directly to the Company. The Company agrees to take any and all action as the Agent may reasonably request to assist the Agent in exercising the rights described in this Section.

     (k) Maintenance of Intellectual Property and Other Intangible Collateral. To the extent necessary for the operation of its business, the Company shall preserve and maintain all rights of the Company and the Agent in all material Intellectual Property and all other material intangible Collateral, including without limitation the payment of all maintenance fees, filing fees and the taking of all appropriate action at the Company's expense to halt the infringement of any of the Intellectual Property or other Collateral, provided that, with respect to halting the infringement of any Intellectual Property or other Collateral, the Company does not need to take all such appropriate action if the Company has, or after event of default the Required Banks have, reasonably determined that it is not in its best interest to demand or enforce cessation of such infringement or other conduct because it is either not material or because the adverse consequences to the Company would outweigh the benefits gained by such demand or enforcement.

     2. Events of Default. The occurrence of any Event of Default under the Credit Agreement shall be deemed an "event of default" under this Security Agreement.

     3. Remedies. Upon the occurrence of any event of default specified in Paragraph 2 hereof, the Agent shall have and may exercise any one or more of the rights and remedies provided to it under this Security Agreement or any of the other Operative Documents or provided by law, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Company hereby agrees to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties, authorizes the Agent to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements, incurred by the Agent) and then to the payment and satisfaction of the Secured Obligations. Any requirement of reasonable notice

                               SECURITY AGREEMENT
shall be met if the Agent sends such notice to the Company, by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to a required notice. The Agent or any Bank may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Secured Obligations. The Agent shall have no obligation to preserve rights against prior parties. The Company hereby waives as to the Agent and each Bank any right of subrogation or marshalling of such Collateral and any other collateral for the Secured Obligations. To this end, the Company hereby expressly agrees that any such collateral or other security of the Company or any other party which the Agent may hold, or which may come to any of the Banks or any of their possession, may be dealt with in all respects and particulars as though this Security Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which the Agent or the Company does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Company shall be liable for any deficiency remaining after disposition of the Collateral.

     4. Special Remedies Concerning Certain Collateral.

     (a) Upon the occurrence of any event of default which shall remain uncured, the Company shall, if requested to do so in writing, and to the extent so requested (i) promptly collect and enforce payment of all amounts due the Company on account of, in payment of, or in connection with, any of the Collateral, (ii) hold all payments in the form received by the Company as trustee for the Agent, without commingling with any funds belonging to the Company, (iii) forthwith deliver all such payments to the Agent with endorsement to the Agent's order of any checks or similar instruments, and (iv) promptly provide to the Agent a listing or listings (including addresses) of all obligors under accounts receivable owing to the Company or any Subsidiary.

     (b) Upon the occurrence of any event of default which shall remain uncured, the Company shall, if requested to do so, and to the extent so requested, notify all Obligors and other persons with obligations to the Company on account of or in connection with any of the Collateral of the security interest of the Agent in the Collateral and direct such account debtors and other persons that all payments in connection with such obligations and the Collateral be made directly to the Agent. The Agent itself may, upon the occurrence of an event of default which shall remain uncured, so notify and direct any such account debtor or other person that such payments are to be made directly to the Agent.

     (c) Upon the occurrence of any event of default which shall remain uncured, for purposes of assisting the Agent in exercising its rights and remedies provided to it under this Security Agreement, the Company (i) hereby irrevocably constitutes and appoints the Agent its true and lawful attorney, for and in the Company's name, place and stead, to collect, demand, receive, sue for,

                               SECURITY AGREEMENT
compromise, and give good and sufficient releases for, any monies due or to become due on account of, in payment of, or in connection with the Collateral,
(ii) hereby irrevocably authorizes the Agent to endorse the name of the Company, upon any checks, drafts, or similar items which are received in payment of, or in connection with, any of the Collateral, and to do all things necessary in order to reduce the same to money, (iii) with respect to any Collateral, hereby irrevocably assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment (including adjustment of insurance payments) thereof, all in such manner and at such time or times as the Agent shall deem advisable and (iv) hereby irrevocably authorizes the Agent to notify the post office authorities to change the address for delivery of the Company's mail to an address designated by the Agent, and the Agent may receive, open and dispose of all mail addressed to the Company. Notwithstanding any other provisions of this Security Agreement, it is expressly understood and agreed that the Agent shall have no duty, and shall not be obligated in any manner, to make any demand or to make any inquiry as to the nature or sufficiency of any payments received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts due or to become due on account of or in connection with any of the Collateral.

     5. Remedies Cumulative. No right or remedy conferred upon or reserved to the Agent under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Agent under any Operative Document or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Agent. To the extent that it lawfully may, the Company agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will the Company, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

     6. Conduct No Waiver. No waiver of default shall be effective unless in writing executed by the Agent and waiver of any default or forbearance on the part of the Agent in enforcing any of its rights under this Security Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

     7. Governing Law; Consent to Jurisdiction; Definitions. This Security Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made

                             SECURITY AGREEMENT
and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Company agrees that any legal action or proceeding with respect to this Security Agreement or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints the Chief Financial Officer of the Company, at the Company's address set forth in the Credit Agreement, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address set forth in the Credit Agreement. Nothing in this paragraph shall affect the right of the Agent to serve process in any other manner permitted by law or limit the right of the Agent to bring any such action or proceeding against the Company or its property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, terms used in
Article 9 of the Uniform Commercial Code in the State of Michigan are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     8.   Notices.   All  notices,   demands,   requests,   consents  and  other
communications hereunder shall be delivered in the manner described in the Credit Agreement.

     9. Rights Not Construed as Duties. The Agent neither assumes nor shall it have any duty of performance or other responsibility under any contracts in which the Agent has or obtains a security interest hereunder. If the Company fails to perform any agreement contained herein, the Agent may but is in no way obligated to itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by the Company under paragraph 12. The powers conferred on the Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and accounting for monies actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     10.  Amendments.  None  of  the  terms  and  provisions  of  this  Security
Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto.

     11. Severability. If any one or more provisions of this Security Agreement should be invalid, illegal or unenforceable in any respect, the validity,

                               SECURITY AGREEMENT
legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

     12. Expenses. (a) The Company agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct.

     (b) The Company will, upon demand, pay to the Agent an amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or under the Operative Documents, or
(iv) the failure of the Company to perform or observe any of the provisions hereof.

     13. Successors and Assigns; Termination. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Company, its successors and assigns, and inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and its successors, transferees and assigns. Upon the payment in full in immediately available funds of all of the Secured Obligations and the termination of all commitments to lend under the Operative Documents, the security interest granted hereunder shall terminate and all rights to the Collateral shall revert to the Company.

     14.  Waiver of Jury  Trial.  The  Agent and the Banks,  in  accepting  this
Security Agreement, and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Security Agreement or any related instrument or agreement or any of the transactions contemplated by this Security Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Agent, the Banks nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Agent, the Banks or the Company except by a written instrument executed by all of them.

                               SECURITY AGREEMENT
                                      -10

     IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed as of the day and year first set forth above.

                                       SOS COLLECTION SERVICES, INC.


                                       By: /S/ Richard D Reinhold
                                           Richard J. Tripp
                                           Its:  Chief Executive Officer

Accepted and Agreed:


NBD BANK, as Collateral Agent
and on behalf of the Banks



By: ____________________________________

     Its: ______________________________



                         CERTIFICATE OF ACKNOWLEDGEMENT


STATE OF   _______         )
                           ) ss.
COUNTY OF  _______         )


     The foregoing Security Agreement was acknowledged before me on this _______ day of July, 1996 by Richard J. Tripp, the Chief Executive Officer of SOS Collection Services, Inc., an Arizona corporation, on behalf of said corporation.

(seal)                                     Notary Public

                                           /s/ Ken J Zaholini

                               SECURITY AGREEMENT

STATE OF MICHIGAN )
                               ) ss.
COUNTY OF WAYNE )


     The foregoing Security Agreement was acknowledged before me on this ______ day of July, 1996, by ____________________, the ___________________ of NBD Bank,
as Collateral Agent, a Michigan banking corporation, on behalf of said corporation.


(Seal)                                      Notary Public


                                            /s/ Phyllis Bonzani




WP6:[WPMYL.00007.2954]AGR_AA2_01.

                               SECURITY AGREEMENT
                                      -12-

                              REVOLVING CREDIT NOTE



$10,000,000                                                        July 11, 1996
                                                               Detroit, Michigan



     FOR VALUE RECEIVED, SOS STAFFING SERVICES, INC., a Utah corporation (the "Company"), hereby promises to pay to the order of NBD Bank, a Michigan banking corporation (the "Bank"), at the principal banking office of First Security Bank, N.A., as Administrative Agent, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000), or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of the Bank, on the Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

     The Bank is hereby authorized by the Company to record on the schedule attached to this Note, or on its books and records, the date, amount and type of each Loan, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Bank to record any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of such Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Note and the Credit Agreement.

     The Company and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note. Should the indebtedness evidenced by this Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Note, including attorneys' fees and expenses.

     This Note evidences one or more Loans made under a Credit Agreement, dated as of July 11, 1996 (as amended or modified from time to time, the "Credit Agreement"), by and among the Company, the Guarantor named therein, the banks (including the Bank) named therein, First Security Bank, N.A., as Administrative Agent for the banks and NBD Bank, as Documentation and Collateral Agent for the banks, to which reference is hereby made for a statement of the circumstances under which this Note is subject to prepayment and under which its due date may be accelerated and for a description of the collateral and security securing this Note. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to them in the Credit Agreement.

     This Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                              SOS STAFFING SERVICES, INC.


                                               By:/s/ Richard D Reinhold
                                                  Richard D. Reinhold
                                                  Its:  Chief Executive Officer

                             REVOLVING CREDIT NOTE

                    Schedule to Revolving Credit Note, dated
               July 11, 1996, made by SOS Staffing Services, Inc.
                              in favor of NBD Bank



                                                 Principal
                                                  Amount
 Trans-  Principal  Type             Interest   Paid, Pre-  Principal
 action  Amount of   of   Interest  Period (if   paid or     Balance    Notation
 Date      Loan     Loan*   Rate    applicable) Converted  Outstanding   Made by



_________________________

*  E - Eurodollar Rate
   F - Floating Rate








WP6:[WPMYL.00007.2954]NOT_AA1_01.

                             REVOLVING CREDIT NOTE